Exhibit D-9

[Logo]
STP NUCLEAR OPERATING COMPANY

SOUTH TEXAS PROJECT ELECTRIC GENERATING STATION P.O. BOX 289 WADSWORTH,
TEXAS 77483    _________________________________________________________________

                                                                 June 28, 2001
                                                               NOC-AE-01001123
                                                            File No.: G20, G21
                                                                    10CFR50.80


U. S. Nuclear Regulatory Commission
Attention: Samuel J. Collins
Director, Office of Nuclear Reactor Regulation
Washington, DC 20555-0001

                              South Texas Project
                                 Units 1 and 2
                     Docket Nos. STN 50-498 and STN 50-499
                      Application for Order and Conforming
               ADMINISTRATIVE AMENDMENTS FOR TRANSFER OF LICENSES
               --------------------------------------------------

Dear Mr. Collins:

     Pursuant to Section 184 of the Atomic  Energy Act of 1954,  as amended (the
Act), and 10 CFR 50.80, STP Nuclear Operating Company (STPNOC), acting on behalf of Central Power and Light Company (referred to herein as CPL), hereby requests that the Nuclear Regulatory Commission (NRC) consent to the transfer of control of CPL's interest in the South Texas Project Electric Generating Station, Units 1 and 2 (STPEGS) to a Texas partnership, currently known as "CPL Genco LP", which will be indirectly wholly owned by American Electric Power Company (AEP), the parent company of CPL.

The transfer to CPL Genco LP will require conforming administrative license amendments to replace CPL on the licenses. STPNOC will provide the NRC with the actual name of this entity prior to issuance of any conforming amendments.

In addition to the transfer of its 25.2% undivided ownership interest in STPEGS to CPL Genco LP, CPL's corresponding interest in STPNOC, a not-for-profit Texas corporation, will also be transferred to CPL Genco LP. However, this is not a controlling interest in STPNOC, and therefore, there will be no transfer of control of STPNOC's licenses to operate STPEGS on behalf of the owners. If the NRC concludes that such transfer of interest in STPNOC also requires prior NRC consent, such consent is hereby requested.

CPL is an electric utility company operating in Texas. In order to comply with Texas law requiring the restructuring of the electric utility industry in Texas, and for other business reasons, CPL is restructuring its utility operations in Texas, including CPL's interests in STPEGS, in accordance with a Business Separation Plan filed by CPL with the Public Utility Commission of Texas (PUCT).

AEP will form a partnership, currently known as CPL Genco LP, which will be indirectly wholly owned by AEP. By January 1, 2002, subject to receipt of certain regulatory approvals and other related rulings, CPL will transfer its regulated generation assets in Texas, including its 25.2% undivided ownership interest in STPEGS, to CPL Genco LP.

Through the attached Application for Order and Conforming Administrative Amendments for Transfer of Licenses (Application), CPL requests that NRC consent to this transfer and authorize CPL Genco LP to possess a 25.2% undivided ownership interest in STPEGS under essentially the same conditions and authorizations as included in CPL's existing NRC licenses for STPEGS. The information contained in this Application demonstrates that CPL Genco LP will possess the requisite qualifications to own a 25.2% undivided ownership interest in STPEGS. This application involves no change in the operation of STPEGS; STPNOC will at all times remain the operator of the facilities under the licenses. CPL also requests NRC to approve conforming administrative amendments to the STPEGS licenses to reflect the proposed transfer.

In summary, the proposed transfer will be consistent with the requirements set forth in the Act, NRC regulations, and the relevant NRC licenses and orders. No physical changes will be made to STPEGS and there will be no changes in the day-to-day operation of STPEGS as a result of this transfer. The proposed transfer and conforming administrative amendments will not involve any changes to STPEGS's current licensing basis. They will neither have any adverse impact on the public health and safety, nor be inimical to the common defense and security. This Application therefore respectfully requests that the NRC consent to the transfer in accordance with 10 CFR 50.80, and approve the conforming administrative amendments pursuant to 10 CFR 50.92 and 10 CFR 2.1315.

The actual date for the transfer of the 25.2% interest in STPEGS will be dependent upon CPL's closing schedule and the receipt of all required regulatory approvals and rulings. Under the requirements of Texas law and the terms of its Business Separation Plan, CPL is obligated to separate its generation assets by January 1, 2002.

On July 7, 2000, the PUCT issued an "Interim Order Approving the Stipulation and Settlement Regarding Approval of Business Separation Plan." CPL expects final approval from the PUCT by August 31, 2001. Therefore, CPL requests that NRC review this Application on a schedule that will permit the issuance of NRC consent to the transfer of licenses, and approval of the conforming administrative license amendments, as promptly as possible, and in any event by November 30, 2001. Such consent should be immediately effective. Further, CPL requests that the conforming amendments be made effective upon the date of transfer. STPNOC will inform NRC if there are any significant changes in the status of the other required approvals or any other developments that have an impact on the schedule. In addition, STPNOC will provide the NRC with the date of the transfer to CPL Genco LP and the name selected for this company no later than seven days prior to the respective transfer dates so that appropriate license amendments may be issued.

The Application includes a proprietary, separately bound Addendum with Attachment 6A of the Application, which contains confidential commercial or financial information. CPL requests that Attachment 6A be withheld from public disclosure pursuant to 10 CFR 2.790, as described in the

Affidavit of Henry W. Fayne, provided in Attachment 9 to the Application. A non-proprietary version of this document suitable for public disclosure is provided as Attachment 6 to the Application.

If the NRC requires additional information concerning this license transfer request, please contact Mr. Scott Head, Manager, Licensing at (361) 972-7136. Service on STPNOC and CPL of comments, hearing requests or intervention petitions, or other pleadings, if applicable, should be made to Mr. George L. Edgar at Morgan, Lewis and Bockius, LLP, 1800 M Street, NW, Washington, DC 20036-5869 (tel: 202-467-7459; fax: 202-467-7176; email:
gedgar@morganlewis.com).


                                        /s/ WILLIAM T. COTTLE
                                        ---------------------
                                        William T. Cottle
                                        President & Chief Executive Officer





jtc

Enclosure:    Application for Order and Conforming Administrative Amendments for
              Transfer of Licenses
cc: without proprietary attachment unless otherwise noted

Ellis W. Merschoff                                Jon C. Wood
Regional Administrator, Region IV                 Matthews & Branscomb
U.S. Nuclear Regulatory Commission                112 East Pecan, Suite 1100
611 Ryan Plaza Drive, Suite 400                   San Antonio, Texas 78205-3692
Arlington, Texas 76011-8064

John A. Nakoski                                   Steven R. Hom
Addressee Only                                    U. S. Nuclear Regulatory Commission
U. S. Nuclear Regulatory Commission               Mail Stop OWFN/15-D-21
Project Manager, Mail Stop OWFN/7-D-I             Washington, DC 20555-0001
Washington, DC 20555-0001                         (with proprietary attachment)

Mohan C. Thadani                                  Richard A. Ratliff
Addressee Only                                    Bureau of Radiation Control
U. S. Nuclear Regulatory Commission               Texas Department of Health
Project Manager, Mail Stop OWFN/7-D-I             1100 West 49th Street
Washington, DC 20555-0001                         Austin, TX 78756-3189
(with proprietary attachment)

Cornelius F. O'Keefe                              D. G. Tees/R. L. Balcom
U. S. Nuclear Regulatory Commission               Houston Lighting & Power Co.
P. O. Box 289, Mail Code: MN116                   P. O. Box 1700
Wadsworth, TX 77483                               Houston, TX 77251

A. H. Gutterman                                   C. A. Johnson/R. P. Powers
Morgan, Lewis & Bockius                           AEP - Central Power and Light Company
1800 M. Street, N.W.                              P. O. Box 289, Mail Code: N5012
Washington, DC 20036-5869                         Wadsworth, TX 77483

M. T. Hardt/W. C. Gunst                           U. S. Nuclear Regulatory Commission
City Public Service                               Attention: Document Control Desk
P. O. Box 1771                                    Washington, D.C. 20555-0001
San Antonio, TX 78296                             (with proprietary attachment)

A. Ramirez/C. M. Canady                           Robert S. Wood
City of Austin                                    U. S. Nuclear Regulatory Commission
Electric Utility Department                       Mail Stop OWFN/ 11-F-I
721 Barton Springs Road                           Washington, DC 20555-0001
Austin, TX 78704                                  (with proprietary attachment)

Institute of Nuclear Power                        Jeffrey D. Cross
Operations - Records Center                       Senior Vice President and Deputy General Counsel
700 Galleria Parkway                              American Electric Power Company
Atlanta, GA 30339-5957                            1 Riverside Plaza
                                                  Columbus, OH 43215
                                                  (with proprietary attachment)

Kenneth C. Raney                                  George L. Edgar
Assistant General Counsel                         Morgan, Lewis & Bockius, LLP
American Electric Power Company                   1800 M Street, NW
P.O. Box 660164                                   Washington, DC 20036
Dallas, TX 75266-0164                             (with proprietary attachment)
(with proprietary attachment)

                            UNITED STATES OF AMERICA
                          NUCLEAR REGULATORY COMMISSION

In the Matter of                        )
                                        )
STP Nuclear Operating Company           )              Docket Nos.  50-498
                                        )                           50-499
South Texas Project                     )
Units 1 and 2                           )


                                  AFFIRMATION




I, William T. Cottle, being duly sworn, hereby depose and state that I am President & Chief Executive Officer of STP Nuclear Operating Company; that I am duly authorized to sign and file with the Nuclear Regulatory Commission the attached application for order and conforming administrative amendments for transfer of licenses; that I am familiar with the content thereof; and that the matters set forth therein with regard to STP Nuclear Operating Company are true and correct to the best of my knowledge and belief.




                                             /s/ WILLIAM T. COTTLE
                                             ---------------------
                                             William T. Cottle
                                             President & Chief Executive Officer


STATE OF TEXAS         )
                       )
COUNTY OF MATAGORDA    )

Subscribed and sworn to before me, a Notary Public in and for the State of Texas, this 28 day of June, 2001.

                                             /s/ ???? CANNON
                                             ----------------------------
[Graphic Omitted]                            Notary Public in and for the
                                             State of Texas

                            UNITED STATES OF AMERICA
                         NUCLEAR REGULATORY COMMISSION


In the Matter of                        )
                                        )
STP Nuclear Operating Company           )              Docket Nos.  50-498
                                        )                           50-499
South Texas Project Units 1 and 2       )


                                  AFFIRMATION


I, Henry W. Fayne, being duly sworn, hereby depose and state that I am Vice President of Central Power and Light Company; that I am familiar with the content of the attached application for order and conforming administrative amendments for transfer of licenses; and that the matters set forth therein with regard to Central Power and Light Company are true and correct to the best of my knowledge and belief.



                                                   /s/ HENRY W. FAYNE
                                                   ------------------
                                                   Henry W. Fayne
                                                   Vice President


STATE OF OHIO            )
                         )
COUNTY OF FRANKLIN       )


Subscribed and sworn to before me, a Notary Public in and for the State of Ohio, this 26th day of June, 2001.


                                                   /s/ M. M.  SOLTESZ
                                                   ---------------------------
                                                   Notary Pubic in and for the
                                                   State of Ohio

                                                                       Enclosure


[Logo]                                                        [Logo] AEP CENTRAL
STP NUCLEAR OPERATING COMPANY                                            POWER
                                                                     AND LIGHT
SOUTH TEXAS PROJECT ELECTRIC GENERATING STATION P.O. BOX 289 WADSWORTH,
TEXAS 77483    _________________________________________________________________





                           APPLICATION FOR ORDER AND
                      CONFORMING ADMINISTRATIVE AMENDMENTS
                            FOR TRANSFER OF LICENSES




                 ----------------------------------------------




                                  submitted by

                         STP NUCLEAR OPERATING COMPANY
                                      AND
                        CENTRAL POWER AND LIGHT COMPANY

         SOUTH TEXAS PROJECT ELECTRIC GENERATING STATION, UNITS 1 AND 2
            NRC FACILITY OPERATING LICENSE NOS. NPF-76 AND NIPF-80
                      DOCKET NOS. STN 50-498 AND STN 50-499

                      APPLICATION FOR ORDER AND CONFORMING
               ADMINISTRATIVE AMENDMENTS FOR TRANSFER OF LICENSES

                               TABLE OF CONTENTS

I.         INTRODUCTION .....................................................  1

II.        STATEMENT OF PURPOSE OF THE TRANSFER AND
           NATURE OF THE TRANSACTION MAKING THE
IV.        TRANSFER NECESSARY OR DESIRABLE ..................................  3

III.       GENERAL CORPORATE INFORMATION REGARDING CPL GENCO LP .............  5
           A. Name of Proposed New Licensee .................................  5
           B. Address .......................................................  5
           C. Description of Business or Occupation .........................  5
           D. Organization and Management ...................................  6

                   1.  State of Establishment and Place of Business .........  6
                   2.  Principal Senior Executives, Officers and ............  6
                       Management Committee

IV.        FOREIGN OWNERSHIP OR CONTROL  ....................................  6

V.         TECHNICAL QUALIFICATIONS .........................................  7

VI.        FINANCIAL QUALIFICATIONS..........................................  7
           A. Projected Operating Revenues and Operating Costs ..............  7
           B. Decommissioning Funding .......................................  8

VII.       ANTITRUST INFORMATION ............................................ 10

VIII.      RESTRICTED DATA AND CLASSIFIED NATIONAL SECURITY INFORMATION...... 10

IX.        ENVIRONMENTAL CONSIDERATIONS ..................................... 10


X.         PRICE-ANDERSON INDEMNITY AND NUCLEAR INSURANCE ................... 11

XI.        OTHER REQUIRED REGULATORY APPROVALS .............................. 12

XII.       EFFECTIVE DATES .................................................. 12

XIII.      CONCLUSION ....................................................... 12

                            FIGURES AND ATTACHMENTS


Figure 1        Simplified Organizational Diagram

Attachment 1    Safety Analysis

Attachment 2    Annotated Changes to Unit 1 License

Attachment 3    Annotated Changes to Unit 2 License

Attachment 4    Unit 1 License with Proposed Changes Incorporated

Attachment 5    Unit 2 License with Proposed Changes Incorporated

Attachment 6    Projected Income Statement and Projected Opening Balance Sheet
                of CPL Genco LP (Non-Proprietary Version)

Attachment 7    Form of CPL Genco LP Master Decommissioning Trust Agreement for
                South Texas Project Electric Generating Station Units
                One and Two

Attachment 8    CPL Business Separation Plan and Related Regulatory Approval

Attachment 9    10 CFR 2.790 Affidavit of Henry W. Fayne

Proprietary Addendum

Attachment 6A   Projected Income Statement and Projected Opening Balance Sheet
                of CPL Genco LP (Proprietary Version)

I.   INTRODUCTION

     This Application requests the consent of the Nuclear Regulatory Commission ("NRC") to the proposed direct transfer of control of Central Power and Light Company's ("CPL") 25.2% undivided ownership interest in the South Texas Project Electric Generating Station, Units 1 and 2 ("STPEGS") described herein.

     STPEGS is composed of two 1,250 megawatt (MWe) (net) nuclear power plants, each consisting of a Westinghouse four-loop pressurized water reactor and other associated plant equipment, and related site facilities. STPEGS is located in southwest Matagorda County, approximately 12 miles south-southwest of Bay City and 10 miles north of Matagorda Bay. STP Nuclear Operating Company ("STPNOC") is the operator for STPEGS, pursuant to licenses issued by the NRC. The two units currently are jointly owned by four entities in the following percentages:

     Houston Lighting & Power Company              30.8%
     City Public Service Board of San Antonio      28.0%
     Central Power and Light Company               25.2%
     City of Austin, Texas                         16.0%

These same entities have corresponding interests in STPNOC, a not-for-profit Texas corporation.

     CPL seeks consent to a direct transfer of CPL's ownership interest in STPEGS to a Texas limited partnership. The name of the proposed new licensee has not yet been established, but is referred to herein as "CPL Genco LP". CPL Genco LP will be an indirect wholly-owned subsidiary of American Electric Power Company, Inc. ("AEP"), the parent company of CPL.

     The transfer to CPL Genco LP will require conforming administrative license amendments to replace CPL on the licenses. STPNOC will provide NRC with the actual name of this entity prior to issuance of any conforming amendments.

     CPL requests that NRC consent to this transfer and authorize CPL Genco LP to possess a

25.2% undivided ownership interest in STPEGS under essentially the same conditions and authorizations as included in CPL's existing NRC licenses for STPEGS. No physical changes will be made to STPEGS as a result of this transfer, and there will be no changes in the day-to-day operation of STPEGS. It is anticipated that STPNOC will at all times remain the licensed operator of the facility. CPL also requests NRC consent to certain conforming administrative amendments to the STPEGS licenses to reflect the proposed transfer.

     In connection with the transfer of its 25.2% undivided ownership interest in STPEGS, CPL's corresponding interest in STPNOC will also be transferred. This is not a controlling interest in STPNOC, and therefore, there will be no transfer of control of STPNOC's licenses to operate STPEGS on behalf of the owners. Accordingly, no NRC approvals are required. If NRC concludes that such transfer of interest in STPNOC also requires prior NRC consent, such consent is hereby requested.

     A Safety Analysis performed by STPNOC of the conforming license amendments reflecting the transfer to CPL Genco LP is provided as Attachment 1. This analysis confirms that the amendments do no more than conform the license to reflect the transfer action. As such, the amendments are subject to NRC's generic determination of no significant hazards considerations for license amendments to reflect transfers. SEE 10 CFR 2.1315. Annotated changes to the Unit 1 and Unit 2 licenses are provided as Attachments 2 and 3, respectively. Attachments 4 and 5 incorporate the proposed changes to the Unit 1 and 2 licenses, respectively.

II.  STATEMENT OF PURPOSE OF THE TRANSFER AND NATURE OF THE
     TRANSACTION MAKING THE TRANSFER NECESSARY OR DESIRABLE

     CPL, a Texas corporation, is an electric utility engaged in the generation, purchase, transmission and distribution, and sale of electricity within the State of Texas. CPL is a wholly-owned subsidiary of AEP. AEP, a New York corporation, engages through its subsidiaries in the generation, purchase, transmission, distribution and sale of electricity; the gathering, processing, transmission and distribution of natural gas; energy marketing; and other business. AEP is a registered holding company under the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

     CPL's service area includes approximately 680,000 customers in southern Texas. As of December 31, 2000, CPL owned or leased and operated 29 electric generating units with an aggregate net generating capability of approximately 4500 MWe.

     Texas has adopted restructuring legislation which requires that regulated electric utility operations in Texas be separated into at least three separate business activities: (1) power generation; (2) transmission and distribution ("T&D"); and (3) retail electric. SEE Texas Utilities Code Section 39.051. Pursuant to this legislation, CPL is required to transfer its generation assets, including its interest in STPEGS, to one or more separate companies by January 1, 2002.

     CPL's plans for meeting these requirements are described in its Business Separation Plan. On July 7, 2000, the Public Utility Commission of Texas ("PUCT") issued an "Interim Order Approving the Stipulation and Settlement Regarding Approval of Business Separation Plan." CPL expects final approval from the PUCT by August 31, 2001. Under the Business Separation Plan, CPL's utility operations in Texas will be restructured so that (a) CPL Genco LP owns and operates generating facilities, (b) a separate company owns and operates the T&D facilities, and (c) a retail electric provider provides retail service. The features of the Business Separation Plan that are directly relevant to the transfer of control of CPL's interest in STPEGS are briefly described below. A complete copy of the Business Separation Plan and related regulatory approval are provided as Attachment 8. CPL contemplates that the restructuring will occur on or before January 1, 2002.

     A simplified organizational diagram depicting the corporate structure for CPL Genco LP is provide as Figure 1 of this Application. As shown in Figure 1, CPL Genco LP will be an indirect, wholly-owned subsidiary of AEP, and for various tax and business reasons, will also be an indirect subsidiary of several intermediate companies in the AEP holding company system. Consistent with CPL's Business Separation Plan, substantially all of CPL's generating resources, including STPEGS, will be transferred to CPL Genco LP.(1) As demonstrated in the projected financial statements provided as Attachment 6A, projected revenues from sales of electricity provide substantial assurance that CPL Genco LP will have funds available to meet anticipated operating and maintenance expenditures for STPEGS, including a six-month outage of both units.

     The AEP affiliates with direct or indirect ownership of CPL Genco LP are shown in Figure 1. Names for these entities have not yet been determined, but for present purposes they are identified as AEP Enterprises, Wholesale Hold Co., Domestic Generation Hold Co., CPL Generation Co., and General Partner LLC. When the names have been selected, the applicant will notify the NRC. The formation of such companies is subject to approval of the SEC under PUHCA.

-------------------
(1) As a condition of regulatory approval of the merger between AEP and Central & South West Corporation (CSW), CPL is required to divest approximately 1354 MWe of generating capacity by June 16, 2002.

     AEP Enterprises, a Delaware corporation and wholly-owned subsidiary of AEP, will be engaged through its subsidiaries in unregulated businesses, including wholesale and retail electric sales, communications, and energy related businesses. Wholesale Hold Co., a Delaware corporation and wholly-owned subsidiary of AEP Enterprises, will be engaged through its subsidiaries in generation, wholesale sales, power marketing and other related business activities. Domestic Generation Hold Co., a Delaware corporation and wholly-owned subsidiary of Wholesale Hold Co., will be engaged through its subsidiaries in generation of electricity and wholesale sales in the United States. CPL Generation Co., a Delaware corporation and wholly-owned subsidiary of Domestic Generation Hold Co., will be engaged through its subsidiaries in generation of electricity and wholesale sales in Texas. General Partner LLC, a Delaware limited liability company and wholly-owned subsidiary of CPL Generation Co., will be a special purpose subsidiary whose only business will be to own CPL Genco LP.

III. GENERAL CORPORATE INFORMATION REGARDING CPL GENCO LP

     A. NAME OF PROPOSED NEW LICENSEE

     The name of the proposed new licensee has not yet been established. It is currently referred to as CPL Genco LP. The applicant will notify the NRC of the actual name when selected, but in any case, no later than seven days prior to the requested date for issuance of the amendments.

     B. ADDRESS

     1 Riverside Plaza
     Columbus, OH 43215

     C. DESCRIPTION OF BUSINESS OR OCCUPATION

     CPL Genco LP will be a limited partnership organized under the laws of the State of Texas, engaged in the business of owning and operating electric generating assets. Consistent with the Business Separation Plan, CPL Genco LP will acquire substantially all of CPL's existing electric generating assets.

     D. ORGANIZATION AND MANAGEMENT

          1. STATE OF ESTABLISHMENT AND PLACE OF BUSINESS

     CPL Genco LP will be a Texas limited partnership with its principal place of business in the State of Texas. The general partner of CPL Genco LP, General Partner LLC, will be a limited liability corporation incorporated in the State of Delaware. The limited partner, CPL Generation Co., will be a Delaware corporation.

          2. PRINCIPAL SENIOR EXECUTIVES, OFFICERS AND MANAGEMENT COMMITTEE

     The senior executive management of CPL Genco LP has not yet been determined. The name, title, and mailing address of the principal senior executive officer of CPL Genco LP, will be provided when identified. The names and addresses of other principal senior executives of CPL Genco LP, all of whom will be citizens of the United States, will be provided when they are determined.

Officer's address:

          1 Riverside Plaza
          Columbus, OH 43215

     IV. FOREIGN OWNERSHIP OR CONTROL

     AEP is a publicly traded company whose securities are traded on the New York Stock Exchange and widely held. CPL Genco LP will be indirectly owned and controlled by AEP. AEP is not currently owned, controlled, or dominated by any alien, foreign corporation, or foreign government. Based upon filings with the SEC, AEP is not aware of any alien, foreign corporation, or foreign government that holds more than 5% of the securities of AEP. All of the directors and officers of AEP, and of the company which will be the general partner controlling

CPL Genco LP, will be United States citizens. Thus, CPL Genco LP will not be under foreign ownership, domination, or control within the meaning of the Atomic Energy Act of 1954, as amended.

V. TECHNICAL QUALIFICATIONS

     There will be no physical changes to STPEGS and no changes in the day-to-day operations of STPEGS in connection with the transfer. STPNOC will remain the operator of the facility under the licenses.

VI. FINANCIAL QUALIFICATIONS

     Without regard to whether CPL Genco LP will qualify as an "electric utility" under 10 CFR 50.2, it will be financially qualified to own a 25.2% interest in STPEGS during the remaining term of the STPEGS licenses in accordance with 10 CFR 50.33(f), upon the transfer of CPL's interest in STPEGS.

     A. PROJECTED OPERATING REVENUES AND OPERATING COSTS

     CPL Genco LP will own and operate the approximately 3100 MWe net of electrical generating capacity currently owned and operated by CPL. The following information confirms that CPL Genco LP will possess, or have reasonable assurance of obtaining, the funds necessary to cover its PRO RATA share of the estimated operating costs of STPEGS for the period of the licenses in accordance with 10 CFR 50.33(f)(2) and the Standard Review Plan on Power Reactor Licensee Financial Qualifications and Decommissioning Funding Assurance (NUREG-1577, Rev. 1) ("Standard Review Plan"). CPL has prepared a Projected Income Statement for CPL Genco LP, including specific line items reflecting the operation of its 25.2% interests in STPEGS, for the five-year period from January 1, 2002 until December 31, 2006. Copies of the Projected Income Statement and Projected Opening Balance Sheet of CPL Genco LP, and a projection of CPL Genco LP's share of operating expenses for STPEGS are contained in Attachment 6A. CPL requests that Attachment 6A be withheld from public disclosure, as described in the Section 2.790 Affidavit provided in Attachment 9. Redacted versions of these projections, suitable for public disclosure, are contained in Attachment 6.

     The Projected Income Statement shows that anticipated revenues from sales of capacity and energy from STPEGS provide reasonable assurance of an adequate source of funds to meet CPL Genco LP's PRO RATA share of STPEGS's ongoing operating expenses. After January 1, 2002, subject to regulatory approval by FERC, CPL Genco LP will sell its generation to an AEP affiliate under a cost-based agreement. The Projected Income Statement shows that anticipated revenues from sales of capacity and energy from CPL Genco LP's approximately 3100 MWe of generating capacity provide assurance that CPL Genco LP will have access to sufficient funds to pay its PRO RATA share of STPEGS's operating expenses.

     B. DECOMMISSIONING FUNDING

     The financial qualifications of CPL Genco LP to own a 25.2% undivided ownership interest in STPEGS is further demonstrated by the fact that CPL Genco LP has assurance of funds for decommissioning in accordance with 10 CFR 50.75. CPL currently maintains decommissioning trust funds that have been established to provide funding for decontamination and decommissioning of CPL's 25.2% undivided ownership interest in STPEGS. When CPL's interests in STPEGS are transferred to CPL Genco LP, CPL will also transfer these funds to CPL Genco LP. This entity will at all times maintain these external sinking funds segregated from its assets and outside its administrative control in accordance with the requirements of 10 CFR 50.75(e)(1)(i) and (ii).

     In addition, CPL Wires Co. will collect costs associated with the decommissioning of

STPEGS "pursuant to a non-bypassable charge" (within the meaning of 10 CFR 50.75(e)(1)(ii)(B)), and transfer all such funds to CPL Genco LP. CPL Genco LP, in turn, will deposit the amounts received from CPL and CPL Wires Co. for this purpose into the decommissioning trust. These arrangements assure that CPL Genco LP will have the total amount of funds estimated to be needed for decommissioning pursuant to 10 CFR 50.75(c), 50.75(f) and 50.82.

     In addition, the CPL Genco LP Master Decommissioning Trust Fund Agreement will be in a form that is acceptable to the NRC and will provide, in addition to other required clauses, that: (a) investments in the securities or other obligations of AEP, its affiliates, or its successors or assigns will be prohibited, except for investments in funds tied to market indices or other nonnuclear sector collective, commingled or mutual funds; (b) investments in any entity owning one or more nuclear power plants shall be prohibited, except for investments in funds tied to market indices or other nonnuclear sector collective, commingled or mutual funds; (c) investments made in the trust shall adhere to the standards for such investments established by the PUCT (E.G., 16 Texas Admin. Code ss.25.301); (d) except for taxes and administrative costs, no disbursements or payments from the trust shall be made by the trustee unless the trustee has first provided thirty (30) days' prior written notice of such disbursement or payment to the NRC Director, Office of Nuclear Reactor Regulation, and the trustee has not received prior written notice of an objection from the NRC Director, Office of Nuclear Reactor Regulation by the later of (1) the date that is thirty days after the giving of such notice, or
(2) the date of disbursement; and (e) the NRC Director, Office of Nuclear Reactor Regulation, shall be given thirty (30) days' prior written notice of any material modification to the trust agreement. CPL Genco LP will take all necessary steps to ensure that the decommissioning trust is maintained in accordance with this

Application and 10 CFR 50.75, as amended. A copy of a form of Master Decommissioning Trust Fund Agreement for CPL Genco LP is provided as Attachment 7.

     As is demonstrated above, in accordance with 10 CFR 50.75, reasonable assurance exists that CPL Genco LP will obtain the funds necessary to cover its share of the estimated decommissioning costs of STPEGS at the end of licensed operation.

VII. ANTITRUST INFORMATION

     This Application post-dates the issuance of the STP operating licenses, and therefore no antitrust review is required or authorized. Based upon the Commission's decision in KANSAS GAS AND ELECTRIC CO., ET AL. (Wolf Creek Generating Station, Unit 1), CLI-99-19, 49 NRC 441 (1999), the Atomic Energy Act of 1954, as amended, does not require or authorize antitrust reviews of post-operating license transfer applications.

VIII. RESTRICTED DATA AND CLASSIFIED NATIONAL SECURITY INFORMATION

     The proposed transfer does not contain any Restricted Data or other Classified National Security Information or any change in access to such Restricted Data or Classified National Security Information. STPNOC's existing restrictions on access to Restricted Data and Classified National Security Information are unaffected by the proposed transfer.

IX. ENVIRONMENTAL CONSIDERATIONS

     The requested consent to transfer of the STPEGS licenses and accompanying administrative amendments are exempt from environmental review because they fall within the categorical exclusion contained in 10 CFR 51.22(c)(21), for which neither an Environmental Assessment nor an Environmental Impact Statement is required. Moreover, the proposed transfer does not involve any amendment to the facility operating licenses or other change that would directly affect the actual operation of STPEGS in any substantive way. The proposed transfer and changes to the facility operating licenses do not involve an increase in the amounts, or a change in the types, of any radiological effluents that may be allowed to be released off-site, and involve no increase in the amounts or change in the types of non-radiological effluents that may be released off-site. Further, there is no increase in the individual or cumulative operational radiation exposure, and the proposed transfer and facility operating license changes have no environmental impact.

X. PRICE-ANDERSON INDEMNITY AND NUCLEAR INSURANCE

     In accordance with 10 CFR 140.92, Art. IV.2, CPL requests NRC consent to the assignment and transfer of CPL's interest in the Price-Anderson indemnity agreement for STPEGS to CPL Genco LP in connection with its consent to the proposed license transfer. The Projected Income Statement of CPL Genco LP provides adequate assurance that CPL Genco LP will be able to pay its PRO RATA share of the total retrospective premium of $10 million per STPEGS unit ($20 million total), pursuant to 10 CFR 140.21(e)-(f). Prior to the transfer of licenses, CPL Genco LP will obtain, and/or STPNOC will obtain on its behalf, all required nuclear property damage insurance pursuant to 10 CFR 50.54(w) and nuclear energy liability insurance pursuant to Section 170 of the Atomic Energy Act of 1954, as amended, and 10 CFR Part 140.

XI. OTHER REQUIRED REGULATORY APPROVALS

     Other major regulatory approvals and rulings that may be required in connection with the Business Separation Plan involving the proposed transfer of CPL's STPEGS ownership interest include approvals and rulings from the PUCT, the SEC under PUHCA, the Federal Energy Regulatory Commission, and the Internal Revenue Service. CPL anticipates that other required approvals and rulings will be obtained by the fourth quarter of 2001.

XII. EFFECTIVE DATES

     Under Texas law, and the terms of the Business Separation Plan, CPL has committed to the separation of CPL's generation assets by January 1, 2002. CPL requests that the NRC review this Application on a schedule that will permit the issuance of NRC consent to the transfer of licenses, and approval of the conforming administrative license amendments, as promptly as possible, and in any event by November 30, 2001. CPL also requests that NRC consent to the transfer of CPL's interest in STPEGS be made immediately effective upon issuance, and permit the transfer and the implementation date of the conforming amendments of the restructuring to occur at any time until January 1, 2002. Furthermore, CPL requests that the conforming amendments be made effective upon the date of the transfer. STPNOC will inform NRC if there are any significant changes in the status of the other required approvals or any other developments that have an impact on the schedule.

XIII. CONCLUSION

     Based upon the foregoing information, STPNOC respectfully requests, on behalf of CPL, that the NRC issue an Order consenting to the transfer of the Facility Operating Licenses, Nos. NPF-76 and NPF-80, for CPL's interests in STPEGS to CPL Genco LP, and approving the associated conforming administrative amendments.

                               ------------------
                                      AEP
                               ------------------
                                       |
                                       |
         ------------------------------------------------------------
        |                                                            |
        |                                                            |
------------------                                           -------------------
       CSW                                                    AEP Enterprises
------------------                                           -------------------
        |                                                            |
        |                                                            |
------------------                                           -------------------
   CPL Wires Co                                               Wholesale Hold Co
------------------                                           -------------------
                                                                     |
                                                                     |
                                                -----------------------
     |                                         |                       |
     |                                         |                       |
     |                                 -------------------   -------------------
     |                                 Domestic Generation       AEP Energy
     |                                       Hold Co.             Services Co.
     |                                 -------------------   -------------------
     |                                         |                       |
     |                                         |                       |
     |                                 -------------------   -------------------
     |                                 CPL Generation Co.      Domestic Power
     |                                                       and Gas Trading Co.
     |                                 -------------------   -------------------
     |                                         |                          |
     |                                         |                          |
     |                             ------------                           |
     |                            |            |                          |
     |                            |            |                          |
     |                  -------------------    |                          |
     |                    General Partner      |                          |
     |                          LLC            |                          |
     |                  -------------------    |                          |
     |                            |            |                          |
     |                            |            |                          |
     |                             --------    |                          |
     |                                     |   |                          |
     |                                     |   |                          |
     |                               --------------------                 |
      -------------------------------    CPL Genco LP     ----------------
                                     --------------------

Decommissioning                                             Power Purchase and
Funding                                                     Sale Agreement




                  FIGURE 1 - SIMPLIFIED ORGANIZATIONAL DIAGRAM

                                  ATTACHMENT 1

                                SAFETY ANALYSIS

                                SAFETY ANALYSIS

1.0  INTRODUCTION

1.1 The proposed change is a request to delete references to Central Power and Light Company ("CPL") as owner of an undivided 25.2% interest in South Texas Project Electric Generating Station Units 1 and 2 (STPEGS), and the authorization for CPL Genco LP to own that 25.2% interest in STPEGS, under essentially the same conditions and authorizations included in the existing licenses.

1.2  ANNOTATED CHANGES TO THE EXISTING OPERATING LICENSES

     Unit 1              See Application Attachment 2
     Unit 2              See Application Attachment 3


1.3  PROPOSED CHANGES INCORPORATED INTO THE OPERATING LICENSES

     Unit 1              See Application Attachment 4
     Unit 2              See Application Attachment 5

1.4  FINAL SAFETY ANALYSIS REPORT (FSAR) SECTION

     The evaluations performed in support of this License Amendment Request do not result in any required changes to the FSAR per 10 CFR 50.71(c), the guidance provided by Regulatory Guide 1.181 "Content of the Updated Final Safety Analysis Report in Accordance with 10 CFR 50.71(e)," and NEI 98-03, "Guidelines for Updating Final Safety Analysis Reports."

2.0  DESCRIPTION

     The proposed change will delete "CPL" and replace it with "CPL Genco LP" in the operating licenses to reflect change in ownership of STPEGS.

3.0  BACKGROUND

     The requested amendment would conform the licenses to reflect the transfer action for which NRC consent has been requested pursuant to 10 CFR 50.80 and 50.92.

4.0  TECHNICAL ANALYSIS

     There will be no changes in the day-to-day operations of STPEGS. It is anticipated that STP Nuclear Operating Company (STPNOC) will at all times remain the licensed operator of the facility. The proposed change will have no impact on the design, function, or operation of any plant structure, system, or component, either technically or administratively, nor will it have a programmatic effect on the South Texas Project Operational Quality Assurance Program.

5.0  REGULATORY ANALYSIS

5.1  NO SIGNIFICANT HAZARDS DETERMINATION

     The amendment of the STPEGS licenses "does no more than conform the license[s] to reflect the transfer action," and therefore is subject to the NRC's generic determination of no significant hazards consideration in accordance with 10 CFR 2.1315. Pursuant to 10 CFR 50.92, it also has been determined independently that this request involves no significant hazards consideration. The determination of no significant hazards was made by applying the standards contained in 10 CFR 50.92. These standards assure that any changes to the operation of STPEGS in accordance with this request consider the following:

     1) WILL THE CHANGE INVOLVE A SIGNIFICANT INCREASE IN THE PROBABILITY OR CONSEQUENCES OF AN ACCIDENT PREVIOUSLY EVALUATED?

        Response: No

        This request involves an administrative change only. No actual plant equipment or accident analyses will be affected by the proposed changes. Therefore, this request will have no impact on the possibility of any type of accident: new, different, or previously evaluated.

     2) WILL THE CHANGE CREATE THE POSSIBILITY OF A NEW OR DIFFERENT KIND OF ACCIDENT FROM ANY ACCIDENT PREVIOUSLY EVALUATED?

        Response: No

        This request involves an administrative change only. No actual plant equipment or accident analyses will be affected by the proposed changes and no failure modes not bounded by previously evaluated accidents will be created. Therefore, this request will have no impact on the possibility of any type of accident: new, different, or previously evaluated.

     3) WILL THE CHANGE INVOLVE A SIGNIFICANT REDUCTION IN A MARGIN OF SAFETY?

        Response: No

        Margin of safety is associated with confidence in the ability of the fission product barriers (i.e., fuel and fuel cladding, Reactor Coolant System pressure boundary, and containment structure) to limit the level of radiation dose to the public. This request involves an administrative change only.

        No actual plant equipment or accident analyses will be affected by the proposed changes. Additionally, the proposed changes will not relax any criteria used to establish safety limits, will not relax any safety system settings, or will not relax the bases for any limiting conditions of operation. Therefore, these proposed changes will not impact the margin of safety.

5.2  REGULATORY SAFETY ANALYSIS

     APPLICABLE REGULATORY REQUIREMENTS/CRITERIA

     10 CFR 2.1315   Generic Determination Regarding License Amendments to
                     Reflect Transfers

     10 CFR 50.80    Transfer of Licenses.

     10 CFR 50.92    Issuance of Amendment

     ANALYSIS

     The proposed license changes are administrative in nature. These changes identify the new owner of an undivided 25.2% interest in STPEGS. These changes are considered administrative since the proposed changes ensure an equivalent level of authority and independence where appropriate. No physical changes will be made and there will be no significant change in the day-to-day operations of STPEGS. Therefore, these changes do not adversely affect nuclear safety or safe plant operations.

     CONCLUSION

     In conclusion, based upon the analysis provided herein, the proposed license amendments will neither have any adverse impact on the public health and safety, nor be inimical to the common defense and security. Therefore, the proposed license amendments meet the requirements of 10 CFR 2.1315, 10 CFR 50.80, and 10 CFR 50.92 and do not involve a significant hazards consideration.

6.0  ENVIRONMENTAL EVALUATION

     Pursuant to 10 CFR 51.22, an evaluation of this request has been performed to determine whether or not it meets the criteria for categorical exclusion set forth in 10 CFR 51.22(c)(21) of the regulations.

     This request does not individually or cumulatively have a significant effect on the human environment. It has been determined that the proposed changes involve "approvals of direct or indirect transfers of any license issued by NRC and any associated amendments of license required to reflect the approval of a direct or indirect transfer of an NRC license."

     Therefore, this request for revision of the Facility Operating Licenses meets the criteria of 10 CFR 51.22 for categorical exclusion from the requirement for an environmental assessment.

7.0  REFERENCES

     10 CFR 2.1315   Generic Determination Regarding License Amendments to
                     Reflect Transfer

     10 CFR 50.80    Transfer of Licenses

     10 CFR 50.92    Issuance of Amendment

     10 CFR 51.22    Criterion for Categorical Exclusion; Identification of
                     Licensing and Regulatory Actions Eligible for Categorical
                     Exclusion or Otherwise not Requiring Environmental Review

8.0  PRECEDENTS

     There is precedent for approving conforming amendments in connection with transfers of interests in nuclear plants to affiliated companies in connection with electric industry restructuring. NRC has approved amendments to the Peach Bottom Atomic Power Station, Unit 2 and 3 licenses in connection with the transfer of Public Service Electric & Gas Company's interests to PSEG Nuclear, LLC, and it has approved amendments to the Susquehanna Steam Electric Station, Unit 1 and 2 licenses in connection with the transfer of PP&L, Inc.'s interests to PPL Susquehanna, LLC.

                                  ATTACHMENT 2

                      ANNOTATED CHANGES TO UNIT 1 LICENSE

                                 UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                          WASHINGTON, D.C. 20555-0001

                        HOUSTON LIGHTING & POWER COMPANY

                    CITY PUBLIC SERVICE BOARD OF SAN ANTONIO

                                  CPL GENCO LP

                             CITY OF AUSTIN, TEXAS

                         STP NUCLEAR OPERATING COMPANY

                               DOCKET NO. 50-498

                          SOUTH TEXAS PROJECT, UNIT 1

                           FACILITY OPERATING LICENSE

                                                              License No. NPF-76

1. The Nuclear Regulatory Commission (the Commission or the NRC) has found that:

     A. The application for a license filed by STP NUCLEAR OPERATING COMPANY (STPNOC)*, acting on behalf of itself and for the HOUSTON LIGHTING & POWER COMPANY (HL&P), the City Public Service Board of San Antonio
          (CPS), CPL GENCO LP, and City of Austin, Texas (COA) (the "Owners") complies with the standards and requirements of the Atomic Energy Act of 1954, as of 1954 as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the South Texas Project, Unit 1, (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-128 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);



----------------
* STPNOC IS A AUTHORIZED TO ACT FOR HOUSTON LIGHTING & POWER COMPANY, THE CITY PUBLIC SERVICE BOARD OF SAN ANTONIO, CPL GENCO LP, AND CITY OF AUSTIN, TEXAS AND HAS EXCLUSIVE RESPONSIBILITY AND CONTROL OVER THE PHYSICAL CONSTRUCTION, OPERATION, AND MAINTENANCE OF THE FACILITY.

                                                                Amendment No.

SOUTH TEXAS LICENSE                   -2-


     E. STPNOC is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The Owners have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regaulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of this Facility Operating License No. NPF-76, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40 and 70.

2. Based on the foregoing findings, and approval by the Nuclear Regulatory Commission at a meeting on March 21, 1988, the License for Fuel Loading and Low Power Testing, License No. NPF-71 issued on August 21, 1987 is superseded by Facility Operating License NPF-76, hereby issued to STPNOC, Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL GENCO LP, and City of Austin, Texas (the licensees) to read as follows:

     A. This license applies to the South Texas Project, Unit 1, a pressurized water reactor, and associated equipment (the facility) owned by Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas and operated by STPNOC. The facility is located in Matagorda County, Texas, west of the Colorado River, 8 miles north-northwest of the town of Matagorda and about 89 miles southwest of Houston and is described in the licensees' Final Safety Analysis Report, as supplemented and amended, and in the licensees' Environmental Report, as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

                                                                Amendment No.

SOUTH TEXAS LICENSE                    -3-


          (1) STPNOC pursuant to Section 103 of the Act and 10 CFR Part 50, to possess, use and operate the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (2) Houston Lighting & Power Company (HL&P), the City Public Service Board of San Antonio (CPS), CPL GENCO LP, and the City of Austin, Texas (COA), pursuant to the Act and 10 CFR Part 50, to possess the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (3) STPNOC, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility authorized herein.

     C. This license shall be deemed to contain and is subject to the conditions specified in the Commission's regulations set forth in 10 CFR Chapter I and is subject to all applicable provisions of the Act and to the rules, regulations and orders of the Commission now or hereafter in effect; and is subject to the additional conditions specified or incorporated below:

          (1) Maximum Power Level STPNOC is authorized to operate the facility at reactor core power levels not in excess of 3800 megawatts thermal (100% power) in accordance with the conditions specified herein.

                                                                Amendment No.

 SOUTH TEXAS LICENSE                  -4-


          (2)  TECHNICAL SPECIFICATIONS

               The Technical Specifications contained in Appendix A, as revised through Amendment No. 93, and the Environmental Protection Plan contained in Appendix B, are hereby incorporated in the license. STPNOC shall operate the facility in accordance with the Technical Specifications and the Environmental Protection Plan.

          (3)  ANTITRUST CONDITIONS

               Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL GENCO LP, and City of Austin, Texas (the
               "Owners")   shall  comply  with  the  antitrust   conditions
               delineated in Appendix C to this license; Appendix C is hereby incorporated into this license.

               STPNOC shall not market or broker power or energy from South Texas Project Unit 1. The Owners are responsible and accountable for the actions of STPNOC to the extent that said actions affect the marketing or brokering of power or energy from South Texas Project Unit 1 and, in any way, contravene the antitrust conditions of this paragraph or Appendix C of this license.

          (4)  INITIAL STARTUP TEST PROGRAM (SECTION 14, SER)*

               Any changes to the Initial Test Program described in Section 14 of the Final Safety Analysis Report made in accordance with the provisions of 10 CFR 50.59 shall be reported in accordance with 50.59(b) within one month of such change.

          (5)  SAFETY PARAMETER DISPLAY SYSTEM (SECTION 18, SSER NO. 4)*

               Before startup after the first refueling outage, HL&P[**] shall perform the necessary activities, provide acceptable responses, and implement all proposed corrective actions related to issues as described in Section 18.2 of SER Supplement 4.

          (6)  SUPPLEMENTARY CONTAINMENT PURGE ISOLATION (SECTION 11.5, SSER NO.
               4)

               HL&P shall provide, prior to startup from the first refueling outage, control room indication of the normal and supplemental containment purge sample line isolation valve position.


-----------------
* The parenthetical notation following the title of many license conditions denotes the section of the Safety Evaluation Report and/or its supplements wherein the license condition is discussed.
** The original licensee authorized to possess, use and operate the facility was HL&P. Consequently, historical references to certain obligations of HL&P remain in the license conditions.

                                                                Amendment No.

SOUTH TEXAS LICENSE                   -5-

                                                                     -----------
                                                                      NO CHANGES
                                                                    ON THIS PAGE
                                                                    ------------

     D.   EXEMPTIONS


          The following exemptions are authorized by law and will not endanger life or property or the common defense and security, and certain special circumstances are present. With the granting of these exemptions, the facility will operate, to the extent authorized herein, in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission.

          (1) The facility requires a technical exemption from the requirements of 10 CFR Part 50, Appendix J, Section III.D.2(b)(ii). The justification for this exemption is contained in Section 6.2.6 of Supplement 3 to the Safety Evaluation Report. The staff's environmental assessment was published on July 2, 1987 (52 FR 25094). Therefore, pursuant to 10 CFR 50.12(a)(1), 10 CFR 50.12(a)(2)(ii) and (iii), the South Texas Project Unit 1 is hereby granted an exemption from the quoted requirement and instead, is required to perform the overall air lock leak test at pressure P(a), prior to establishing containment integrity if air lock maintenance has been performed that could affect the air lock sealing capability.

          (2) The facility requires a schedular exemption from the requirements of General Design Criterion 57, Appendix A to 10 CFR 50. The staff has described in detail in Supplement 4 to the Safety Evaluation Report the technical bases associated with this exemption. The staff's environmental assessment was published on June 18, 1987 (52 FR 23217). Therefore, pursuant to 10 CFR 50.12(a)(1) and 10 CFR 50.12(a)(2)(v) the South Texas Project Unit 1 is hereby granted an exemption from the requirements of GDC-57 applicable to the essential component cooling water (CCW) piping which is also used by the non-essential reactor containment building chilled water system in providing cooling to the Reactor Containment Fan Coolers (RCFC). This exemption will expire at the end of the first refueling outage.

          (3) The facility was previously granted exemption from the criticality monitoring requirements of 10 CFR 70.24 (See Materials License No. SNM-1972 dated December 29, 1986 and
               Section 9.1.2 of SSER No. 3). The South Texas Project Unit 1 is hereby exempted from the criticality monitoring provisions of 10 CFR 70.24 as applied to fuel assemblies held under this license.

          (4) The facility has been granted a schedular exemption from Section 50.71(e)(3)(i) of 10 CFR 50 to extend the date for submittal of the updated Final Safety Analysis Report to no later than one year after the date of issuance of a low power license for the South Texas Project, Unit 2. This exemption is effective until August 1990. The staff's environmental assessment was published on December 16, 1987 (52 FR 47805).

SOUTH TEXAS LICENSE                   -6-

                                                                     -----------
                                                                      NO CHANGES
                                                                    ON THIS PAGE
                                                                    ------------

     E.   FIRE PROTECTION

          STPNOC shall implement and maintain in effect all provisions of the approved fire protection program as described in the Final Safety Analysis Report through Amendment No. 55 and the Fire Hazards Analysis Report through Amendment No. 7, and submittals dated April 29, May 7, 8 and 29, June 11, 25 and 26, 1987, and as approved in the SER (NUREG-0781) dated April 1986 and its Supplements, subject to the following provision:


          STPNOC may make changes to the approved fire protection program without prior approval of the Commission, only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

     F.   PHYSICAL SECURITY

          STPNOC shall fully implement and maintain in effect all provisions of the physical security, guard training and qualification, and safeguards contingency plans previously approved by the Commission and all amendments and revisions to such plans made pursuant to the authority under 10 CFR 50.90 and 10 CFR 50.54(p).

          The plans, which contain Safeguards Information protected under 10 CFR 73.21, are entitled: "South Texas Project Electric Generating Station Physical Security Plan," with revisions/amendments submitted through March 4, 1988; "South Texas Project Electric Generating Station Security Personnel Qualification and Training Plan" with revisions submitted through March 4, 1988, and "South Texas Project Electric Generating Station Safeguards Contingency Plan," with revisions/amendments submitted through July 24, 1987.

     G.   REPORTING TO THE COMMISSION

          Except as otherwise provided in the Technical Specifications or Environmental Protection Plan, STPNOC shall report any violations of the requirements contained in Section 2.C of this license in the following manner: initial notification shall be made within twenty-four (24) hours to the NRC Operations Center via the Emergency Notification System with written follow-up within 30 days in accordance with the procedures described in 10 CFR 50.73(b), (c), and (e).

     H.   FINANCIAL PROTECTION

          The Owners shall have and maintain financial protection of such type and in such amounts as the Commission shall require in accordance with Section 170 of the Atomic Energy Act of 1954, as amended, to cover public liability claims.

                                                                Amendment No. 93

SOUTH TEXAS LICENSE                   -7-

                                                                     -----------
                                                                      NO CHANGES
                                                                    ON THIS PAGE
                                                                    ------------

     I.   EFFECTIVE DATE AND EXPIRATION

          This license is effective as of the date of issuance and shall expire at midnight on August 20, 2027.

                                           FOR THE NUCLEAR REGULATORY COMMISSION



                                           Thomas E. Murley, Director
                                           Office of Nuclear Reactor Regulation

Enclosures:

1.  Appendix A, Technical Specifications (NUREG-1305)
2.  Appendix B, Environmental Protection Plan
3.  Appendix C, Antitrust Conditions

Date of Issuance: March 22, 1988

                                  ATTACHMENT 3

                      ANNOTATED CHANGES TO UNIT 2 LICENSE

                                  UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                          WASHINGTON, D.C. 20555-0001

                        HOUSTON LIGHTING & POWER COMPANY

                    CITY PUBLIC SERVICE BOARD OF SAN ANTONIO

                                  CPL GENCO LP

                             CITY OF AUSTIN, TEXAS

                         STP NUCLEAR OPERATING COMPANY

                               DOCKET NO. 50-499

                          SOUTH TEXAS PROJECT, UNIT 2

                           FACILITY OPERATING LICENSE

                                                              License No. NPF-80

1. The Nuclear Regulatory Commission (the Commission or the NRC) has found that:

     A. The application for a license filed by STP NUCLEAR OPERATING COMPANY (STPNOC)*, acting on behalf of itself and for THE HOUSTON LIGHTING & POWER COMPANY (HL&P), the City Public Service Board of San Antonio
          (CPS), CPL GENCO LP, and City of Austin, Texas (COA) (the "Owners") complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the South Texas Project, Unit 2, (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-129 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);


-------------------
* STPNOC IS AUTHORIZED TO ACT FOR HOUSTON LIGHTING & POWER COMPANY, THE CITY PUBLIC SERVICE BOARD OF SAN ANTONIO, CPL GENCO LP, AND CITY OF AUSTIN, TEXAS AND HAS EXCLUSIVE RESPONSIBILITY AND CONTROL OVER THE PHYSICAL CONSTRUCTION, OPERATION, AND MAINTENANCE OF THE FACILITY.

                                                               Amendment No.

     E. STPNOC is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The Owners have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of this Facility Operating License No. NPF-80, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40 and 70.

2. Based on the foregoing findings, and approval by the Nuclear Regulatory Commission at a meeting on March 28, 1989, the License for Fuel Loading and Low Power Testing, License No. NPF-78 issued on December 16, 1988 is superseded by Facility Operating License NPF-80, hereby issued to STPNOC, Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL GENCO LP, and City of Austin, Texas (the licensees) to read as follows:

     A. This license applies to the South Texas Project, Unit 2, a pressurized water reactor, and associated equipment (the facility) owned by Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL GENCO LP, and City of Austin, Texas and operated by STPNOC. The facility is located in Matagorda County, Texas, west of the Colorado River, 8 miles north-northwest of the town of Matagorda and about 89 miles southwest of Houston and is described in the licensees' Final Safety Analysis Report, as supplemented and amended, and in the licensees' Environmental Report, as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

                                                                Amendment No.

          (1) STPNOC pursuant to Section 103 of the Act and 10 CFR Part 50, to possess, use and operate the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (2) Houston Lighting & Power Company (HL&P), the City Public Service Board of San Antonio (CPS), CPL Geneco LP, and the City of Austin, Texas (COA), pursuant to the Act and 10 CFR Part 50, to possess the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (3) STPNOC, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40, and 70, to receive, possess, and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility authorized herein.

     C. This license shall be deemed to contain and is subject to the conditions specified in the Commission's regulations set forth in 10 CFR Chapter I and is subject to all applicable provisions of the Act and to the rules, regulations and orders of the Commission now or hereafter in effect; and is subject to the additional conditions specified or incorporated below:

          (1) MAXIMUM POWER LEVEL

              STPNOC is authorized to operate the facility at reactor core power levels not in excess of 3800 megawatts thermal (100% power) in accordance with the conditions specified herein.

                                                                Amendment No.

          (2) TECHNICAL SPECIFICATIONS

              The Technical Specifications contained in Appendix A, as revised through Amendment No. 80, and the Environmental Protection Plan contained in Appendix B, are hereby incorporated in the license. STPNOC shall operate the facility in accordance with the Technical Specifications and the Environmental Protection Plan.

          (3) ANTITRUST CONDITIONS

              Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL GENCO LP, and City of Austin, Texas (the "Owners") shall comply with the antitrust conditions delineated in Appendix C to this license; Appendix C is hereby incorporated into this license.

              STPNOC shall not market or broker power or energy from South Texas Project Unit 2. The Owners are responsible and accountable for the actions of STPNOC to the extent that said actions affect the marketing or brokering of power or energy from South Texas Project Unit 2 and, in any way, contravene the antitrust conditions of this paragraph or Appendix C of this license.

          (4) INITIAL STARTUP TEST PROGRAM (SECTION 14, SR)*

              Any changes to the Initial Test Program described in Section 14 of the Final Safety Analysis Report made in accordance with the provisions of 10 CFR 50.59 shall be reported in accordance with 50.59(b) within one month of such change.

     D.   EXEMPTIONS

          The following exemptions are authorized by law and will not endanger life or property or the common defense and security, and certain special circumstances are present. With the granting of these exemptions, the facility will operate, to the extent authorized herein, in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission.

          (1) The facility requires a technical exemption from the requirements of 10 CFR Part 50, Appendix J, Section III.D.2(b)(ii). The justification for this exemption is contained in Section 6.2.6 of Supplement 3 to the Safety Evaluation Report. The staffs environmental assessment was published on December 16, 1986 (53 FR 50605). Therefore, pursuant to 10 CFR 50.12(a)(1),

--------------------
* The parenthetical notation following the title of many license conditions denotes the section of the Safety Evaluation Report and/or its supplements wherein the license condition is discussed.

                                                                Amendment No.

               10 CFR 50.12(a)(2)(ii) and (iii), the South Texas Project Unit 2 is hereby granted an exemption from the quoted requirement and instead, is required to perform the overall air lock leak test at pressure P(a) prior to establishing containment integrity if air lock maintenance has been performed that could affect the air lock sealing capability.

          (2) The facility was previously granted exemption from the criticality monitoring requirements of 10 CFR 70.24 (See Materials License No. SNM-1983 dated August 30, 1988 and Section III.E. of the SER dated August 30, 1988). The South Texas Project Unit 2 is hereby exempted from the criticality monitoring provisions of 10 CFR 70.24 as applied to fuel assemblies held under this license.

          (3) The facility requires a temporary exemption from the schedular requirements of the decommissioning planning rule, 10 CFR 50.33(k) and 10 CFR 50.75. The justification for this exemption is contained in Section 22.2 of Supplement 6 to the Safety Evaluation Report. The staff's environmental assessment was published on December 16, 1988 (53 FR 50604). Therefore, pursuant to 10 CFR 50.12(a)(1), 50.12(a)(2)(ii) and 50.12(a)(2)(v), the
               South Texas Project, Unit 2 is hereby granted a temporary exemption from the schedular requirements of 10 CFR 50.33(k) and 10 CFR 50.75 and is required to submit the decommissioning plan for both South Texas Project, Units 1 and 2 on or before July 26, 1990.

     E.   FIRE PROTECTION

          STPNOC shall implement and maintain in effect all provisions of the approved fire protection program as described in the Final Safety Analysis Report through Amendment No. 62 and the Fire Hazards Analysis Report through Amendment No. 7, and submittals dated April 29, May 7, 8 and 29, June 11, 25, and 26, 1987, and as approved in the SER (NUREG-0781) dated April 1986 and its Supplements, subject to the following provisions:

          STPNOC may make changes to the approved fire protection program without prior approval of the Commission, only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

     F.   PHYSICAL SECURITY

          STPNOC shall fully implement and maintain in effect all provisions of the physical security, training and qualification, and safeguards



                                                                Amendment No. 80
          contingency plans previously approved by the Commission and all amendments and revisions to such plans made pursuant to the authority under 10 CFR 50.90 and 10 CFR 50.54(p). The plans, which contain Safeguards Information protected under 10 CFR 73.21, are entitled:
          "South Texas Project Electric Generating Station Physical Security Plan," with revisions/amendments submitted through September 30, 1988; "South Texas Project Electric Generating Station Security Personnel Qualification and Training Plan" with revisions submitted through March 4, 1988, and "South Texas Project Electric Generating Station Safeguards Contingency Plan," with revisions/amendments submitted through July 18, 1988.

     G.   REPORTING TO THE COMMISSION

          Except as otherwise provided in the Technical Specifications or Environmental Protection Plan, STPNOC shall report any violations of the requirements contained in Section 2.C of this license in the following manner: initial notification shall be made within twenty-four (24) hours to the NRC Operations Center via the Emergency Notification System with written follow-up within 30 days in accordance with the procedures described in 10 CFR 50.73(b), (c), and
          (e).

     H.   FINANCIAL PROTECTION

          The Owners shall have and maintain financial protection of such type and in such amounts as the Commission shall require in accordance with
          Section 170 of the Atomic Energy Act of 1954, as amended, to cover public liability claims.

     I.   EFFECTIVE DATE AND EXPIRATION

          This license is effective as of the date of issuance and shall expire at midnight on December 15, 2028.


                                   FOR THE NUCLEAR REGULATORY COMMISSION

                                   Original Signed By: James H. Sniezek/for

                                   Thomas E. Murley, Director
                                   Office of Nuclear Reactor Regulation

Enclosures:

1.   Appendix A, Technical Specifications (NUREG-1346)
2.   Appendix B, Environmental Protection Plan
3.   Appendix C, Antitrust Conditions

Date of Issuance: March 28, 1989

                                                                Amendment No. 80

                                  ATTACHMENT 4

                              UNIT 1 LICENSE WITH
                         PROPOSED CHANGES INCORPORATED

                                 UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                          WASHINGTON, D.C. 20555-0001

                        HOUSTON LIGHTING & POWER COMPANY

                    CITY PUBLIC SERVICE BOARD OF SAN ANTONIO

                                  CPL GENCO LP

                             CITY OF AUSTIN, TEXAS

                         STP NUCLEAR OPERATING COMPANY

                               DOCKET NO. 50-498

                          SOUTH TEXAS PROJECT, UNIT I

                           FACILITY OPERATING LICENSE

                                                              License No. NPF-76


1. The Nuclear Regulatory Commission (the Commission or the NRC has found that:



     A. The application for a license filed by STP Nuclear Operating Company (STPNOC)*, acting on behalf of itself and for the Houston Lighting & Power Company (HL&P), the City Public Service Board of San Antonio
          (CPS), CPL Genco LP, and City of Austin, Texas (COA) (the "Owners") complies with the standards and requirements of the Atomic Energy Act of 1954, as of 1954 as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the South Texas Project, Unit 1, (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-128 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);



------------------
* STPNOC is authorized to act for Houston Lighting & Power Company, the City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas and has exclusive responsibility and control over the physical construction, operation, and maintenance of the facility.

                                                                Amendment No. __

SOUTH TEXAS LICENSE                   -2-


     E. STPNOC is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The Owners have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of this Facility Operating License No. NPF-76, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40 and 70.

2. Based on the foregoing findings, and approval by the Nuclear Regulatory Commission at a meeting on March 21, 1988, the License for Fuel Loading and Low Power Testing, License No. NPF-71 issued on August 21, 1987 is superseded by Facility Operating License NPF-76, hereby issued to STPNOC, Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas (the licensees) to read as follows:

     A. This license applies to the South Texas Project, Unit 1, a pressurized water reactor, and associated equipment (the facility) owned by Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas and operated by STPNOC. The facility is located in Matagorda County, Texas, west of the Colorado River, 8 miles north-northwest of the town of Matagorda and about 89 miles southwest of Houston and is described in the licensees' Final Safety Analysis Report, as supplemented and amended, and in the licensees' Environmental Report, as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:

                                                                 Amendment No.__

SOUTH TEXAS LICENSE                   -3-




          (1) STPNOC pursuant to Section 103 of the Act and 10 CFR Part 50, to possess, use and operate the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (2) Houston Lighting & Power Company (HL&P), the City Public Service Board of San Antonio (CPS), CPL Genco LP, and the City of Austin, Texas (COA), pursuant to the Act and 10 CFR Part 50, to possess the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (3) STPNOC, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use at any time any byproduct, source and special nuclear material as sealed neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility authorized herein.

     C This license shall be deemed to contain and is subject to the conditions specified in the Commission's regulations set forth in 10 CFR Chapter I and is subject to all applicable provisions of the Act and to the rules, regulations and orders of the Commission now or hereafter in effect; and is subject to the additional conditions specified or incorporated below:

          (1)  MAXIMUM POWER LEVEL

               STPNOC is authorized to operate the facility at reactor core power levels not in excess of 3800 megawatts thermal (100% power) in accordance with the conditions specified herein.

                                                                 Amendment No.__

SOUTH TEXAS LICENSE                   -4-


          (2)  TECHNICAL SPECIFICATIONS

               The Technical Specifications contained in Appendix A, as revised through Amendment No. 93, and the Environmental Protection Plan contained in Appendix B, are hereby incorporated in the license. STPNOC shall operate the facility in accordance with the Technical Specifications and the Environmental Protection Plan.

          (3)  ANTITRUST CONDITIONS

               Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas (the "Owners") shall comply with the antitrust conditions delineated in Appendix C to this license; Appendix C is hereby incorporated into this license.

               STPNOC shall not market or broker power or energy from South Texas Project Unit 1. The Owners are responsible and accountable for the actions of STPNOC to the extent that said actions affect the marketing, or brokering of power or energy from South Texas Project Unit 1 and, in any way, contravene the antitrust conditions of this paragraph or Appendix C of this license.

          (4)  INITIAL STARTUP TEST PROGRAM (SECTION 14, SER)*

               Any changes to the Initial Test Program described in Section 14 of the Final Safety Analysis Report made in accordance with the provisions of 10 CFR 50.59 shall be reported in accordance with 50.59(b) within one month of such change.

          (5)  SAFETY PARAMETER DISPLAY SYSTEM (SECTION 18, SSER NO. 4)*

               Before startup after the first refueling outage, HL&P[**] shall perform the necessary activities, provide acceptable responses, and implement all proposed corrective actions related to issues as described in Section 18.2 of SER Supplement 4.

          (6)  SUPPLEMENTARY CONTAINMENT PURGE ISOLATION (SECTION 11.5, SSER NO.
               4)

               HL&P shall provide, prior to startup from the first refueling outage, control room indication of the normal and supplemental containment purge sample line isolation valve position.


----------------
* The parenthetical notation following the title of many license conditions denotes the section of the Safety Evaluation Report and/or its supplements wherein the license condition is discussed.
** The original licensee authorized to possess, use and operate the facility was HL&P. Consequently, historical references to certain obligations of HL&P remain in the license conditions.

                                                                Amendment No. __

SOUTH TEXAS LICENSE                   -5-


     D.   EXEMPTIONS

          The following exemptions are authorized by law and will not endanger life or property or the common defense and security, and certain special circumstances are present. With the granting of these exemptions, the facility will operate, to the extent authorized herein, in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission.

          (1) The facility requires a technical exemption from the requirements of 10 CFR Part 50, Appendix J, Section III.D.2(b)(ii). The justification for this exemption is contained in Section 6.2.6 of Supplement 3 to the Safety Evaluation Report. The staff's environmental assessment was published on July 2, 1987 (52 FR 25094). Therefore, pursuant to 10 CFR 50.12(a)(1), 10 CFR 50.12(a)(2)(ii) and (iii), the South Texas Project Unit 1 is hereby granted an exemption from the quoted requirement and instead, is required to perform the overall air lock leak test at pressure P(a) prior to establishing containment integrity if air lock maintenance has been performed that could affect the air lock sealing capability.

          (2) The facility requires a schedular exemption from the requirements of General Design Criterion 57, Appendix A to 10 CFR 50. The staff has described in detail in Supplement 4 to the Safety Evaluation Report the technical bases associated with this exemption. The staff's environmental assessment was published on June 18, 1987 (52 FR 23217). Therefore, pursuant to 10 CFR 50.12(a)(1) and 10 CFR 50.12(a)(2)(v) the South Texas Project Unit 1 is hereby granted an exemption from the requirements of GDC-57 applicable to the essential component cooling water (CCW) piping which is also used by the non-essential reactor containment building chilled water system in providing cooling to the Reactor Containment Fan Coolers (RCFC). This exemption will expire at the end of the first refueling outage.

          (3) The facility was previously granted exemption from the criticality monitoring, requirements of 10 CFR 70.24 (See Materials License No. SNM- 1972 dated December 29, 1986 and
               Section 9.1.2 of SSER No. 3). The South Texas Project Unit 1 is hereby exempted from the criticality monitoring provisions of 10 CFR 70.24 as applied to fuel assemblies held under this license.

          (4) The facility has been granted a schedular exemption from Section 50.71(e)(3)(i) of 10 CFR 50 to extend the date for submittal of the updated Final Safety Analysis Report to no later than one year after the date of issuance of a low power license for the South Texas Project, Unit 2. This exemption is effective until August 1990. The staff's environmental assessment was published on December 16, 1987 (52 FR 47805).

SOUTH TEXAS LICENSE                   -6-


     E.   FIRE PROTECTION

          STPNOC shall implement and maintain in effect all provisions of the approved fire protection program as described in the Final Safety Analysis Report through Amendment No. 55 and the Fire Hazards Analysis Report through Amendment No. 7, and submittals dated April 29, May 7, 8 and 29, June 11, 25 and 26, 1987, and as approved in the SER (NUREG-0781) dated April 1986 and its Supplements, subject to the following provision:

          STPNOC may make changes to the approved fire protection program without prior approval of the Commission, only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

     F.   PHYSICAL SECURITY

          STPNOC shall fully implement and maintain in effect all provisions of the physical security, guard training and qualification, and safeguards contingency plans previously approved by the Commission and all amendments and revisions to such plans made pursuant to the authority under 10 CFR 50.90 and 10 CFR 50.54(p).

          The plans, which contain Safeguards Information protected under 10 CFR 73.21, are entitled: "South Texas Project Electric Generating Station Physical Security Plan," with revisions/amendments submitted through March 4, 1988; "South Texas Project Electric Generating Station Security Personnel Qualification and Training Plan" with revisions submitted through March 4, 1988, and "South Texas Project Electric Generating Station Safeguards Contingency Plan," with revisions/amendments submitted through July 24, 1987.

     G.   REPORTING TO THE COMMISSION

          Except as otherwise provided in the Technical Specifications or Environmental Protection Plan, STPNOC shall report any violations of the requirements contained in Section 2.C of this license in the following manner: initial notification shall be made within twenty-four (24) hours to the NRC Operations Center via the Emergency Notification System with written follow-up within 30 days in accordance with the procedures described in 10 CFR 50.73(b), (c), and
          (e).

     H.   FINANCIAL PROTECTION

          The Owners shall have and maintain financial protection of such type and in such amounts as the Commission shall require in accordance with
          Section 170 of the Atomic Energy Act of 1954, as amended, to cover public liability claims.

                                                                Amendment No. 93

SOUTH TEXAS LICENSE                   -7-


     I.   EFFECTIVE DATE AND EXPIRATION

          This license is effective as of the date of issuance and shall expire at midnight on August 20, 2027.


                                           FOR THE NUCLEAR REGULATORY COMMISSION


                                           Thomas E. Murley, Director
                                           Office of Nuclear Reactor Regulation

Enclosures:
1.    Appendix A, Technical Specifications (NUREG-1305)
2.    Appendix B, Environmental Protection Plan
3.    Appendix C, Antitrust Conditions

Date of Issuance: March 22, 1988

                                  ATTACHMENT 5

                              UNIT 2 LICENSE WITH
                         PROPOSED CHANGES INCORPORATED

                                 UNITED STATES
                         NUCLEAR REGULATORY COMMISSION
                          WASHINGTON, D.C. 20555-0001

                        HOUSTON LIGHTING & POWER COMPANY

                    CITY PUBLIC SERVICE BOARD OF SAN ANTONIO

                                  CPL GENCO LP

                             CITY OF AUSTIN, TEXAS

                         STP NUCLEAR OPERATING COMPANY

                               DOCKET NO. 50-499

                          SOUTH TEXAS PROJECT, UNIT 2

                           FACILITY OPERATING LICENSE

                                                              License No. NPF-80

1. The Nuclear Regulatory Commission (the Commission or the NRC) has found that:

     A. The application for a license filed by STP Nuclear Operating Company (STPNOC)*, acting on behalf of itself and for the Houston Lighting & Power Company (HL&P), the City Public Service Board of San Antonio
          (CPS), CPL Genco LP, and City of Austin, Texas (COA) (the "Owners") complies with the standards and requirements of the Atomic Energy Act of 1954, as amended (the Act), and the Commission's regulations set forth in 10 CFR Chapter I, and all required notifications to other agencies or bodies have been duly made;

     B. Construction of the South Texas Project, Unit 2, (the facility) has been substantially completed in conformity with Construction Permit No. CPPR-129 and the application, as amended, the provisions of the Act, and the regulations of the Commission;

     C. The facility will operate in conformity with the application, as amended, the provisions of the Act, and the regulations of the Commission (except as exempted from compliance in Section 2.D. below);

     D. There is reasonable assurance: (i) that the activities authorized by this operating license can be conducted without endangering the health and safety of the public, and (ii) that such activities will be conducted in compliance with the Commission's regulations set forth in 10 CFR Chapter I (except as exempted from compliance in Section 2.D. below);


-----------------
* STPNOC is authorized to act for Houston Lighting & Power Company, the City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas and has exclusive responsibility and control over the physical construction, operation, and maintenance of the facility.

                                                                Amendment No. __

     E. STPNOC is technically qualified to engage in the activities authorized by this license in accordance with the Commission's regulations set forth in 10 CFR Chapter I;

     F. The Owners have satisfied the applicable provisions of 10 CFR Part 140, "Financial Protection Requirements and Indemnity Agreements," of the Commission's regulations;

     G. The issuance of this license will not be inimical to the common defense and security or to the health and safety of the public;

     H. After weighing the environmental, economic, technical and other benefits of the facility against environmental and other costs and considering available alternatives, the issuance of this Facility Operating License No. NPF-80, subject to the conditions for protection of the environment set forth in the Environmental Protection Plan attached as Appendix B, is in accordance with 10 CFR Part 51 of the Commission's regulations and all applicable requirements have been satisfied; and

     I. The receipt, possession, and use of source, byproduct and special nuclear material as authorized by this license will be in accordance with the Commission's regulations in 10 CFR Parts 30, 40 and 70.

2. Based on the foregoing findings, and approval by the Nuclear Regulatory Commission at a meeting on March 28, 1989, the License for Fuel Loading and Low Power Testing, License No. NPF-78 issued on December 16, 1988 is superseded by Facility Operating License NPF-80, hereby issued to STPNOC, Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas (the licensees) to read as follows:

     A. This license applies to the South Texas Project, Unit 2, a pressurized water reactor, and associated equipment (the facility) owned by Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas and operated by STPNOC. The facility is located in Matagorda County, Texas, west of the Colorado River, 8 miles north-northwest of the town of Matagorda and about 89 miles southwest of Houston and is described in the licensees' Final Safety Analysis Report, as supplemented and amended, and in the licensees' Environmental Report, as supplemented and amended.

     B. Subject to the conditions and requirements incorporated herein, the Commission hereby licenses:



                                                                Amendment No. __

          (1) STPNOC pursuant to Section 103 of the Act and 10 CFR Part 50, to possess, use and operate the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (2) Houston Lighting & Power Company, the City Public Service Board of San Antonio (CPS), CPL Genco LP, and the City of Austin, Texas
               (COA), pursuant to the Act and 10 CFR Part 50, to possess the facility at the designated location in Matagorda County, Texas, in accordance with the procedures and limitations set forth in this license;

          (3) STPNOC, pursuant to the Act and 10 CFR Part 70, to receive, possess and use at any time special nuclear material as reactor fuel, in accordance with the limitations for storage and amounts required for reactor operation, as described in the Final Safety Analysis Report, as supplemented and amended;

          (4) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to receive, possess, and use at any time any byproduct, source and special nuclear material as scaled neutron sources for reactor startup, sealed sources for reactor instrumentation and radiation monitoring equipment calibration, and as fission detectors in amounts as required;

          (5) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40, and 70, to receive, possess, and use in amounts as required any byproduct, source or special nuclear material without restriction to chemical or physical form, for sample analysis or instrument calibration or associated with radioactive apparatus or components; and

          (6) STPNOC, pursuant to the Act and 10 CFR Parts 30, 40 and 70, to possess, but not separate, such byproduct and special nuclear materials as may be produced by the operation of the facility authorized herein.

     C. This license shall be deemed to contain and is subject to the conditions specified in the Commission's regulations set forth in 10 CFR Chapter I and is subject to all applicable provisions of the Act and to the rules, regulations and orders of the Commission now or hereafter in effect; and is subject to the additional conditions specified or incorporated below:

          (1)  MAXIMUM POWER LEVEL

               STPNOC is authorized to operate the facility at reactor core power levels not in excess of 3800 megawatts thermal (100% power) in accordance with the conditions specified herein.


                                                                Amendment No. __

          (2)  TECHNICAL SPECIFICATIONS

               The Technical Specifications contained in Appendix A, as revised through Amendment No. 80, and the Environmental Protection Plan contained in Appendix B, are hereby incorporated in the license. STPNOC shall operate the facility in accordance with the Technical Specifications and the Environmental Protection Plan.

          (3)  ANTITRUST CONDITIONS

               Houston Lighting & Power Company, City Public Service Board of San Antonio, CPL Genco LP, and City of Austin, Texas (the "Owners") shall comply with the antitrust conditions delineated in Appendix C to this license; Appendix C is hereby incorporated into this license.

               STPNOC shall not market or broker power or energy from South Texas Project Unit 2. The Owners are responsible and accountable for the actions of STPNOC to the extent that said actions affect the marketing or brokering of power or energy from South Texas Project Unit 2 and, in any way, contravene the antitrust conditions of this paragraph or Appendix C of this license.

          (4)  INITIAL STARTUP TEST PROGRAM (SECTION 14, SR)*

             Any changes to the Initial Test Program described in Section 14 of the Final Safety Analysis Report made in accordance with the provisions of 10 CFR 50.59 shall be reported in accordance with 50.59(b) within one month of such change.

     D.   EXEMPTIONS

          The following exemptions are authorized by law and will not endanger life or property or the common defense and security, and certain special circumstances are present. With the granting of these exemptions, the facility will operate, to the extent authorized herein, in conformity with the application, as amended, the provisions of the Act, and the rules and regulations of the Commission.

          (1) The facility requires a technical exemption from the requirements of 10 CFR Part 50, Appendix J, Section III.D.2(b)(ii). The justification for this exemption is contained in Section 6.2.6 of Supplement 3 to the Safety Evaluation Report. The staff's environmental assessment was published on December 16, 1986 (53 FR 50605). Therefore, pursuant to 10 CFR 50.12(a)(1),


----------------
* The parenthetical notation following the title of many license conditions denotes the section of the Safety Evaluation Report and/or its supplements wherein the license condition is discussed.

                                                                Amendment No. __

               10 CFR 50.12(a)(2)(ii) and (iii), the South Texas Project Unit 2 is hereby granted an exemption from the quoted requirement and instead, is required to perform the overall air lock leak test at pressure P(a) prior to establishing containment integrity if air lock maintenance has been performed that could affect the air lock sealing capability.

          (2) The facility was previously granted exemption from the criticality monitoring requirements of 10 CFR 70.24 (See Materials License No. SNM-1983 dated August 30, 1988 and Section III.E. of the SER dated August 30, 1988). The South Texas Project Unit 2 is hereby exempted from the criticality monitoring provisions of 10 CFR 70.24 as applied to fuel assemblies held under this license.

          (3) The facility requires a temporary exemption from the schedular requirements of the decommissioning planning rule, 10 CFR 50.33(k) and 10 CFR 50.75. The justification for this exemption is contained in Section 22.2 of Supplement 6 to the Safety Evaluation Report. The staff's environmental assessment was published on December 16, 1988 (53 FR 50604). Therefore, pursuant to 10 CFR 50.12(a)(1), 50.12(a)(2) (ii) and 50.12(a)(2)(v), the
               South Texas Project, Unit 2 is hereby granted a temporary exemption from the schedular requirements of 10 CFR 50.33(k) and 10 CFR 50.75 and is required to submit the decommissioning plan for both South Texas Project, Units 1 and 2 on or before July 26, 1990.

     E.   FIRE PROTECTION

          STPNOC shall implement and maintain in effect all provisions of the approved fire protection program as described in the Final Safety Analysis Report through Amendment No. 62 and the Fire Hazards Analysis Report through Amendment No. 7, and submittals dated April 29, May 7, 8 and 29, June 11, 25, and 26, 1987, and as approved in the SER (NUREG-0781) dated April 1986 and its Supplements, subject to the following provisions:

          STPNOC may make changes to the approved fire protection program without prior approval of the Commission, only if those changes would not adversely affect the ability to achieve and maintain safe shutdown in the event of a fire.

     F.   PHYSICAL SECURITY

          STPNOC shall fully implement and maintain in effect all provisions of the physical security, training and qualification, and safeguards

                                                                Amendment No. 80
          contingency plans previously approved by the Commission and all amendments and revisions to such plans made pursuant to the authority under 10 CFR 50.90 and 10 CFR 50.54(p). The plans, which contain Safeguards Information protected under 10 CFR 73.21, are entitled:
          "South Texas Project Electric Generating Station Physical Security Plan," with revisions/amendments submitted through September 30, 1988; "South Texas Project Electric Generating Station Security Personnel Qualification and Training Plan" with revisions submitted through March 4, 1988, and "South Texas Project Electric Generating Station Safeguards Contingency Plan," with revisions/amendments submitted through July 18, 1988.

     G.   REPORTING TO THE COMMISSION

          Except as otherwise provided in the Technical Specifications or Environmental Protection Plan, STPNOC shall report any violations of the requirements contained in Section 2.C of this license in the following manner: initial notification shall be made within twenty-four (24) hours to the NRC Operations Center via the Emergency Notification System with written follow-up within 30 days in accordance with the procedures described in 10 CFR 50.73(b), (c), and
          (e).

     H.   FINANCIAL PROTECTION

          The Owners shall have and maintain financial protection of such type and in such amounts as the Commission shall require in accordance with
          Section 170 of the Atomic Energy Act of 1954, as amended, to cover public liability claims.

     I.   EFFECTIVE DATE AND EXPIRATION

          This license is effective as of the date of issuance and shall expire at midnight on December 15, 2028.

                                        FOR THE NUCLEAR REGULATORY COMMISSION

                                        Original Signed By: James H. Sniezek/for

                                        Thomas E. Murley, Director
                                        Office of Nuclear Reactor Resolution


Enclosures:
1.   Appendix A, Technical Specifications (NUREG-1346)
2.   Appendix B, Environmental Protection Plan
3.   Appendix C, Antitrust Conditions

Date of Issuance: March 28, 1989


                                                                Amendment No. 80

                                  ATTACHMENT 6


                           PROJECTED INCOME STATEMENT
                    AND PROJECTED OPENING BALANCE SHEET FOR
                                  CPL GENCO LP


                           (NON-PROPRIETARY VERSION)

                                                                    Attachment 6
                                                                     Page 1 of 3

                                  CPL GENCO LP
                    PROJECTED OPENING BALANCE SHEET ($000s)
                             AS OF JANUARY 1, 2002

ASSETS                                                             LIABILITIES
CURRENT ASSETS                                                     CURRENT LIABILITIES
        Cash and Accounts Receivable                                       Accounts Payable
        Inventories                                                        Other Current Liabilities
        Other Current Assets                                       Total Current Liabilities
                                        -----------                                                      -----------
                Total Current Assets

FIXED ASSETS                                                       NON-CURRENT LIABILITIES
        Plant                                                              DOE Spent Fuel Assessment
        Fuel                                                               Decommissioning Liability
                                        -----------                        Other Long Term Liabilities
                Total Fixed Assets                                 Total Non-Current Liabilities
                                                                                                         -----------

OTHER LONG TERM ASSETS                                             CAPITALIZATION
        Decommissioning Funds                                              Debt
        Other Long Term Assets          -----------                        Equity                        -----------
                Total Other Assets      -----------                Total Capitalization
                                                                                                         -----------
TOTAL ASSETS                                                       TOTAL LIABILITIES & CAPITALIZATION
                                        ============                                                     ===========

                                                                    Attachment 6
                                                                     Page 2 of 3

                                  CPL Genco LP
                       PROJECTED INCOME STATEMENT ($000s)

------------------------------------------------------------------------------------------
                                        2002      2003      2004      2005      2006
------------------------------------------------------------------------------------------
Power Sales Revenues

Other Revenues
                                        --------------------------------------------------
Total Revenues
                                        --------------------------------------------------
Operating Expenses

        Fuel

        Operation & Maintenance

        Depreciation & Amortization

        Administrative & General

        Decommissioning Expense

        Taxes Other than Income
                                        --------------------------------------------------
Total Operating Expenses
                                        --------------------------------------------------
Operating Income (Loss)

Other Income (Deductions)

Interest Expense
                                        --------------------------------------------------
Income before Income Taxes

Income Taxes
                                        --------------------------------------------------
Net Income (Loss)
                                        ==================================================
------------------------------------------------------------------------------------------

                                                                    Attachment 6
                                                                     Page 3 of 3
                                  CPL Genco LP
                       PROJECTED INCOME STATEMENT ($000s)

------------------------------------------------------------------------------------------
                                        2002      2003      2004      2005      2006
------------------------------------------------------------------------------------------
Operating Expenses

  O&M (includes A&G)

  Fuel

  Taxes Other Than Income

OTHER EXPENSES:

  Depreciation

  Property Taxes

  Decommissioning

  Corporate Overhead &
  Shared Services
                                        ----------------------------------------
TOTAL
                                        ========================================

--------------------------------------------------------------------------------

AEP-CPL's 25.2% share of total STP projected expenses.
Amounts are included in CPL Genco LP proforma income statements.


                                  ATTACHMENT 7


                              FORM OF CPL GENCO LP
                     MASTER DECOMMISSIONING TRUST AGREEMENT
                                      FOR
                    SOUTH TEXAS PROJECT ELECTRIC GENERATING
                           STATION UNITS ONE AND TWO

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
ARTICLE I.      DEFINITIONS

     1.01       Definitions ...............................................    3

ARTICLE II.     MASTER TRUST PURPOSES,
                NAME AND FUNDS

        2.01    Master Trust Purposes .....................................    6
        2.02    Establishment of Master Trust .............................    6
        2.03    Acceptance of Appointment .................................    7
        2.04    Name of Master Trust ......................................    7
        2.05    Segregation of Master Trust ...............................    7
        2.06    Designation of Funds ......................................    7
        2.07    Duties of Authorized Representatives ......................    8
        2.08    No Authority to Conduct Business ..........................    8
        2.09    No Transferability of Master Trust ........................    8
        2.10    Company to Be Beneficiary .................................    9
        2.11    Use of Qualified Funds ....................................    9

ARTICLE III.    CONTRIBUTIONS AND INCOME ..................................    9

        3.01    Initial Contribution ......................................    9
        3.02    Additional Contributions ..................................    9
        3.03    Allocation of Net Income ..................................    9
        3.04    Subsequent Adjustments ....................................   10

ARTICLE IV.     DISTRIBUTIONS .............................................   10

        4.01    Payment of Decommissioning Costs ..........................   10
        4.02    Payment of Expenses of Administration .....................   11
        4.03    Fees ......................................................   11
        4.04    Liquidation of Investments ................................   11

ARTICLE V.      TERMINATION ...............................................   12

        5.03    Termination of Funds and Master
        5.04       Trust in General .......................................   12
        5.02    Termination of Qualified
                   Funds Upon Disqualification ............................   12
        5.03    Termination of Qualified Funds
                   On Sale of Plants ......................................   12
        5.04    Distribution of Master Trust
                   and Funds Upon Termination .............................   13

ARTICLE VI.     TRUSTEES ..................................................   14

        6.01    Designation and Qualification
                   of Successor Trustee(s) ................................   14
        6.02    Exoneration from Bond .....................................   15
        6.03    Resignation ...............................................   15
        6.04    Transactions With Third Parties ...........................   15
        6.05    Accounts and Reports ......................................   15
        6.06    Tax Returns and Other Reports .............................   17
        6.07    Liability .................................................   18

ARTICLE VII.    INVESTMENTS ...............................................   18

        7.01    Appointment of Investment Manager(s) ......................   18
        7.02    Direction by Investment Manager(s) ........................   19

ARTICLE VIII.   TRUSTEE'S GENERAL POWERS ..................................   21

        8.01    Extension of Obligations and Negotiation of Claims ........   21
        8.02    Registration of Securities ................................   21
        8.03    Borrowing .................................................   21
        8.04    Retention and Removal of Professional
                   and Employee Services ..................................   22
        8.05    Powers of Trustee to Continue
                   Until Final Distribution ...............................   22
        8.06    Discretion in Exercise of Powers ..........................   22

ARTICLE IX.     TRUSTEE'S INVESTMENT POWERS ...............................   23

        9.01    Preservation of Principal .................................   23
        9.02    Investment of Qualified Funds .............................   23
        9.03    Investment of Nonqualified Funds ..........................   24
        9.04    Cash Sweep Investments ....................................   24
        9.05    Management of Master Trust ................................   24

ARTICLE X.      MISCELLANEOUS .............................................   25

        10.01   Headings ..................................................   25
        10.02   Particular Words ..........................................   25
        10.03   Severability of Provisions ................................   26
        10.04   Delivery of Notices Under Agreement .......................   26
        10.05   Alterations and Amendments ................................   26
        10.06   Successors and Assigns ....................................   27
        10.07   Governing Law .............................................   27
        10.08   Accounting Year ...........................................   27
        10.09   Counterparts ..............................................   28

EXHIBIT A       CERTIFICATE ...............................................   31

                     MASTER DECOMMISSIONING TRUST AGREEMENT

     AGREEMENT made this day of __________ 200_, by and between CPL Genco LP, a Texas limited partnership ("Company"), and Mellon Bank, N.A., a national banking association having trust powers ("Trustee").

                            RECITALS OF THE COMPANY

     WHEREAS, the Company is the owner of a twenty-five and two-tenths percent (25.2%) undivided interest in the South Texas Project Electric Generating Station, which consists of two nuclear power reactor units and associated facilities (hereinafter collectively referred to as the ("Plant"); and

     WHEREAS, the Company is subject to registration requirements of the Public Utility Commission of Texas ("PUCT"), an agency of the State of Texas created and existing pursuant to the Public Utility Regulatory Act, Tex. Util. Code Ann. ss. 11.001, ET SEQ., (Vernon 2001), the Federal Energy Regulatory Commission ("FERC"), an agency of the United States Government created and existing pursuant to 42 U.S.C. ss. 7134 and 7171; and the Nuclear Regulatory Commission ("NRC"), an agency of the United States government created and existing pursuant to 42 U.S.C. s. 5841; and

     WHEREAS, the NRC has promulgated regulations (10 C.F.R. ss. 50.33(k), 50.75 and 50.82) which require that a holder of, or applicant for, a license to operate a nuclear power plant must provide financial assurance that monies will be available when needed for required decommissioning activities; and

     WHEREAS, to comply with these regulations of the NRC, among other reasons, the Company wishes to establish one or more trust funds to provide all of part of such financial assurance for decommissioning costs associated with the Plant; and

     WHEREAS, the PUCT and the FERC permitted the Company to include in its cost of service for ratemaking purposes certain amounts in order to provide monies for the Company's share of expenses with respect to the Company's ownership interests in the Plant; and

     WHEREAS, pursuant to section 468A of the Internal Revenue Code of 1986, as amended, certain Federal income tax benefits are available to the Company by creating and making contributions to qualified nuclear decommissioning reserve funds associated with the Company's ownership interests in the Plant; and

     WHEREAS, the Company wishes to establish both qualified nuclear decommissioning reserve funds and nonqualified nuclear decommissioning reserve funds to hold monies for decommissioning the Plant; and

     WHEREAS, the Company wishes to establish a Master Trust for the collective investment of the assets of the qualified and nonqualified nuclear decommissioning reserve funds for the Plant, wherein each Fund shall constitute a separate trust under the Master Trust; and

     WHEREAS, the assets of each of the qualified and nonqualified nuclear decommissioning reserve funds shall be deemed to have been transferred to a Master Trust to be held hereunder for the benefit of such Funds.

                              RECITALS OF TRUSTEE

     WHEREAS, Mellon Bank, N.A. is a national banking association with trust powers whose trust operations are regulated and examined by a federal or state agency; and

     WHEREAS, the Trustee is willing to serve as trustee to the Master Trust on the terms and conditions herein set forth.

     NOW, THEREFORE, in consideration of the mutual promises herein contained, the Company hereby agrees to deliver to the Trustee and the Trustee hereby agrees to receive contributions to the Master Trust; and

     TO HAVE AND TO HOLD such assets; and

     TO INVEST AND REINVEST the assets of the Master Trust as provided herein;
and

     TO PAY OR DISTRIBUTE from the Master Trust as provided herein;

     IN TRUST NEVERTHELESS, for the uses and purposes and upon the terms and conditions, as hereinafter set forth.

                                 I. DEFINITIONS

     1.01 DEFINITIONS. As used in this Master Decommissioning Trust Agreement, the following terms shall have the following meanings:

     (1) "Agreement" shall mean and include this Master Decommissioning Trust Agreement as the same may be amended, modified, or supplemented from time to time.

     (2) "Authorized Representative" shall include the persons designated by the Company pursuant to Section 2.07 hereof.

     (3) "Certificate" shall mean a document properly completed and executed by an Authorized Representative of the Company and substantially in the form of Exhibit A hereto.

     (4) "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

     (5)  "Company" shall mean CPL Genco LP.

     (6) "Contribution" shall mean any contribution, cash or otherwise, made to the Funds.

     (7) "Decommissioning Collections" shall mean all monies collected by the Company for Decommissioning Costs associated with the Plant.

     (8) "Decommissioning Costs" shall mean the expenses incurred in decommissioning the Plant.

     (9) "Excess Contribution" shall have the meaning set forth in Section 3.04 hereof.

     (10) "FERC" shall mean the Federal Energy Regulatory Commission, as defined by 42 U.S.C. ss 7134 and 7171,

     (11) "FERC Subaccount" shall mean the portion of any Fund consisting of Decommissioning Collections from FERC customers plus earnings and appreciation thereon.

     (12) "Fund" shall mean any one of the Qualified or Nonqualified Funds.

     (13) "Funds" shall mean the Qualified Funds and the Nonqualified Funds, collectively.

     (14) "Investment Account" shall mean an account established by the Trustee pursuant to Section 7.01 hereof.

     (15) "Investment Manager(s)" shall mean the fiduciary specified in an Investment Manager Agreement(s), including any employee of the Company or its affiliated companies.

     (16) "Investment Manager Agreement(s)" shall mean an agreement(s) between the Company and an Investment Manager(s) selected by the Company which agreement governs the investment management of all or a portion of the Master Trust.

     (17) "Master Trust" shall consist of the Contributions to the Funds by the Company pursuant to this Agreement together with the proceeds and reinvestment thereof.

     (18) "Nonqualified Funds" shall mean the South Texas Unit One Nonqualified Fund and the South Texas Unit Two Nonqualified Fund, collectively.

     (19) "NRC" shall mean the Nuclear Regulatory Commission, as defined in 42 U.S.C. ss 5841.

     (20) "Order" shall mean any order relating to decommissioning the Plant issued by the PUCT, the FERC, or the NRC.

     (21) "Plant" shall mean South Texas Unit One and South Texas Unit Two, collectively.

     (22) "PUCT" shall mean the Public Utility Commission of Texas, as defined the Texas Utilities Code.

     (23) "PUCT Subaccount" shall mean the portion of any Fund consisting of Decommissioning Collections plus earnings and appreciation thereon.

     (24) "Qualified Funds" shall mean the South Texas Unit One Qualified Fund and the South Texas Unit Two Qualified Fund, collectively.

     (25) "Schedule of Ruling Amounts" shall have the meaning set forth in section 468A(d)(1) of the Code.

     (26) "Service" shall mean the Internal Revenue Service.

     (27) "South Texas Unit One" shall mean the Company's ownership interest in South Texas Project Electric Generating Station Unit One.

     (28) "South Texas Unit One Nonqualified Fund" shall consist of Contributions by the Company for decommissioning South Texas Unit One (but only to the extent such Contributions are not deposited and maintained in the South Texas Unit One Qualified Fund) plus earnings and appreciation thereon.

     (29) "South Texas Unit One Qualified Fund" shall mean the nuclear decommissioning reserve fund established for South Texas Unit One pursuant to section 468A of the Code, and shall consist of Contributions by the Company for decommissioning South Texas Unit One plus earnings and appreciation thereon, which Contributions are specified in a Schedule of Ruling Amounts with respect to South Texas Unit One.

     (30) "South Texas Unit Two" shall mean the Company's ownership interest in South Texas Project Electric Generating Station Unit Two.

     (31) "South Texas Unit Two Nonqualified Fund" shall consist of Contributions by the Company for decommissioning South Texas Unit Two (but only to the extent such Contributions are not deposited and maintained in the South Texas Unit Two Qualified Fund) plus earnings and appreciation thereon.

     (32) "South Texas Unit Two Qualified Fund" shall mean the nuclear decommissioning reserve fund established for South Texas Unit Two pursuant to section 468A of the Code, and shall consist of Contributions by the Company for decommissioning South Texas Unit Two plus earnings and appreciation thereon, which Contributions are specified in a Schedule of Ruling Amounts with respect to South Texas Unit Two.

     (33) "Subaccounts" shall mean the FERC Subaccount and the PUCT Subaccount, collectively.

     (34) "Trustee" shall mean Mellon Bank, N.A., or any successor appointed pursuant to Section 6.01 hereof.

                   II. MASTER TRUST PURPOSES, NAMES AND FUNDS

     2.01 MASTER TRUST PURPOSES. The exclusive purposes of this master Trust are to hold funds for the contemplated decommissioning of the Plant, to constitute qualified and nonqualified nuclear decommissioning reserve funds for the Plant (the Qualified Funds being established pursuant to Section 468A of the Code, any applicable successor provisions and the regulations thereunder) and to comply with any Order.

     2.02 ESTABLISHMENT OF MASTER TRUST. By execution of this Agreement, the
Company:

     (a) establishes the Master Trust which shall be effective ______DATE_____, and which shall consist of such Contributions as may be delivered to the Trustee by the Company for the Funds. The Master Trust also shall include additional Contributions, and earnings and appreciation thereon;

     (b) establishes the Funds, each of which shall constitute a trust consisting of such Contributions as may be delivered to the Trustee by the Company as designated for such Fund. Each Fund also shall include additional Contributions designated for such Fund, and earnings and appreciation thereon; and

     (c) appoints Mellon Bank, N.A., as Trustee of the Master Trust.

     2.03 ACCEPTANCE OF APPOINTMENT. Upon terms and conditions herein set forth, Mellon Bank, N.A. accepts the appointment as Trustee of this Master Trust. The Trustee shall receive any Contributions deposited with it by the Company and shall hold, manage, invest and administer such Contributions, together with earnings and appreciation thereon, in accordance with this Agreement. The Trustee owes the same duties with regard to the interest or income earned on the corpus of the Funds as are owed with regard to the corpus of the Funds.

     2.04 NAME OF MASTER TRUST. The Contributions received by the Trustee from the Company together with the proceeds, reinvestments and appreciation thereof shall constitute the "CPL Genco LP Master Decommissioning Trust."

     2.05 SEGREGATION OF MASTER TRUST. The Master Trust shall be divided by the Trustee into the Fund(s) as follows:

     (a) South Texas Unit One Qualified Fund;

     (b) South Texas Unit One Nonqualified Fund;

     (c) South Texas Unit Two Qualified Fund; and

     (d) South Texas Unit Two Nonqualified Fund.

     In addition, each Fund shall be segregated by the Trustee into a FERC Subaccount and a PUCT Subaccount.

     The Trustee shall maintain such records as are necessary to reflect each Fund and Subaccount separately on its books from each other Fund and Subaccount.

     2.06 DESIGNATION OF FUNDS. Upon (i) the initial Contribution to the Master Trust as specified in Section 3.01; (ii) any addition to the Master Trust pursuant to Section 3.02; (iii) any adjustment to the Funds pursuant to Section 3.04; or (iv) any withdrawal from the Master Trust for Decommissioning Costs pursuant to Section 4.01, or for administrative expenses pursuant to Section 4.02, the Company shall designate (in writing) the Fund(s) and Subaccount(s) which are to be credited or debited for the amount of such Contribution, withdrawal, addition or adjustment, and the Trustee shall credit or debit the Fund(s) and the Subaccount(s) in accordance with such designation; PROVIDED, HOWEVER, that if the Company fails to designate the Fund(s) or the Subaccount(s) to which payment of administrative expenses is to be debited, such payment shall be debited pro rata (based upon the fair market value of each Fund and Subaccount) among all of the Funds and Subaccounts.

     2.07 DUTIES OF AUTHORIZED REPRESENTATIVES. The Company has empowered the Authorized Representatives and their delegates to act for the Company in all respects hereunder. The Authorized Representatives may act as a group or may designate one or more Authorized Representative(s) or delegate(s) to perform the duties described in the foregoing sentence. The Company shall provide the Trustee with a written statement setting forth the names and specimen signatures of the Authorized Representatives. The Authorized Representatives shall provide the Trustee with a written statement setting forth the names and specimen signatures of any delegate of the Authorized Representatives. Each Authorized Representative shall serve at the Company's will.

     2.08 NO AUTHORITY TO CONDUCT BUSINESS. The purposes of this Master Trust are limited specifically to the matters set forth in Section 2.01 hereof, and there is no objective to carry on any business unrelated to the Master Trust purposes set forth in Section 2.01 hereof, or divide the gains therefrom.

     2.09 NO TRANSFERABILITY OF MASTER TRUST. The interest of the Company in the Master Trust is not transferable, whether voluntarily or involuntarily, by the Company nor subject to the claims of creditors of the Company, PROVIDED, HOWEVER, that any creditor of the Company as to which a Certificate has been properly completed and submitted to the Trustee may assert a claim directly against the Master Trust in an amount not to exceed the amount specified in such Certificate.

     2.10 COMPANY TO BE BENEFICIARY. The beneficial ownership of the Funds, subject to the purposes of the Master Trust, at all times shall reside in the Company.

     2.11 USE OF QUALIFIED FUNDS. The assets of the Qualified Funds shall be used only as authorized by Code section 468A and the regulations thereunder, as amended from time to time.

                         III. CONTRIBUTIONS AND INCOME

     3.01 INITIAL CONTRIBUTION. On or after the date first written above, the Company shall cause to be delivered to the Trustee an initial Contribution of Decommissioning Collections.

     3.02 ADDITIONAL CONTRIBUTIONS. From time to time after the initial Contribution to the Master Trust and prior to the termination of this Master Trust, the Company may make, and the Trustee shall accept, additional Contributions to the Master Trust to satisfy the purposes of this Master Trust as set forth in Section 2.01, which contributions may be made to the Qualified Funds or to the Nonqualified Funds.

     3.03 ALLOCATION OF INCOME. Upon written consent of the Company, assets of a Qualified Fund relating to a Plant may be pooled, but only with the assets of the Qualified Fund relating to the other Plant, and assets of a Nonqualified Fund relating to a Plant may be pooled, but only with the assets of the Nonqualified Fund relating to the other Plant, provided that the following, conditions are satisfied: (i) the trustee of each Fund must separately account for the contributions, earnings, expenses and distributions of such Fund; (ii) the earnings and expenses must be reasonably apportioned among such Funds; (iii) the books and records of such Funds must enable the Service to verify that the requirements of Section 468A of the Code and the regulations thereunder are satisfied. Any pooling arrangement undertaken as permitted in this section can be terminated at any time by any Fund. No Fund in such a pooling arrangement may substitute for itself in such arrangement any person that is not a member of that pooling arrangement. Notwithstanding the foregoing, the provisions of this section 3.03 shall not limit the Trustee's authority to invest in permissible common or collective trust funds.

     3.04 SUBSEQUENT ADJUSTMENTS. The Trustee and the Company understand and agree that the Contributions made by the Company to a Qualified Fund from time to time may exceed the amount permitted to be paid into such Fund(s) pursuant to
Section 468A of the Code and any regulations thereunder, based upon changes in estimates, subsequent developments or any other event or occurrence which could not reasonably have been foreseen by the Company at the time such Contribution was made ("Excess Contribution"). Upon receipt of a written directive of the Company signed by an Authorized Representative setting for the amount of the Excess Contribution to be transferred ("Excess Assets") from a Fund and stating that such Excess Contribution and any earnings and appreciation thereon should be transferred to one or more of the Funds as specified, the Trustee shall transfer such Excess Contribution to the Fund(s) specified by the Company in the written directive. The Trustee and the Company further understand and agree that a transfer of monies among the Qualified Funds and the Nonqualified Funds may be necessary to effectuate the purposes of this Mater Trust.

                               IV. DISTRIBUTIONS

     4.01 PAYMENT OF DECOMMISSIONING COSTS. Upon receipt of a Certificate, the Trustee shall make payment of Decommissioning Costs to any person (including the Company) for goods provided or labor or other services rendered in connection with the decommissioning of the Plant. HOWEVER, EXCEPT AS TO PAYMENTS OR DISBURSEMENTS SPECIFIED IN SECTION 4.02, NO DISBURSEMENT OR PAYMENT FROM THE MASTER TRUST SHALL BE MADE BY THE TRUSTEE UNLESS THE TRUSTEE HAS FIRST GIVEN THE NRC DIRECTOR, OFFICE OF NUCLEAR REACTOR REGULATION, 30-DAYS PRIOR WRITTEN NOTICE OF PAYMENT. NO DISBURSEMENTS OR PAYMENTS FROM THE MASTER TRUST SHALL BE MADE IF THE TRUSTEE RECEIVES PRIOR WRITTEN NOTICE OF OBJECTION FROM THE NRC DIRECTOR, OFFICE OF NUCLEAR REACTOR REGULATION OR THE NRC DIRECTOR, OFFICE OF NUCLEAR MATERIAL SAFETY AND SAFEGUARDS, AS APPLICABLE.

     4.02 PAYMENT OF EXPENSES OF ADMINISTRATION. Upon receipt of a Certificate, the Trustee shall make payments of administrative costs, (including taxes, reasonable out-of-pocket expenses, Trustee's fees and Investment Manager's fees) and other incidental expenses of the Master Trust (including legal, accounting and actuarial expenses) in connection with the operation of the Master Trust (collectively, "ordinary administrative expenses")) pursuant to this Agreement. All such ordinary administrative expenses of the Master Trust shall be allocated proportionately among the Funds (based on the principal balance of each Fund) unless otherwise directed by the Company. The Trustee shall maintain such records as are necessary to reflect the allocation of ordinary administrative expenses in accordance with this Section 4.02.

     4.03 FEES. The Trustee shall receive as exclusive compensation for its services pursuant to this Agreement those amounts specified in the fee schedule as may from time to time be agreed upon in writing by the Trustee and the Company.

     4.04 LIQUIDATION OF INVESTMENTS. At the direction of the Company or any Investment Manager, the Trustee shall sell or liquidate such investments of the Funds as may be specified. The proceeds of any such sale or liquidation shall be credited pro rata to the Fund or Funds to which such investments were credited prior to such sale or liquidation.

                                 V. TERMINATION

     5.01 TERMINATION OF FUNDS AND MASTER TRUST. Subject to the Right of the parties to amend this Agreement as provided in Section 10.05 hereof, this Master Trust shall be irrevocable and will terminate upon the earlier of:

          (a)  the termination of all of the Funds; or

          (b) twenty-one (21) years after the death of the last survivor of (i) each person who was on officer of the Company or of the Company's affiliated companies on June 30,2001 and (ii) each of their descendants born on or prior to June 30.2001.

     5.02 TERMINATION OF QUALIFIED FUNDS UPON DISQUALIFICATION. The applicable portion of any Qualified Fund shall terminate upon its disqualification from the application of Section 468A of the Code, whether pursuant to an administrative action on the part of the Service or the decision of any court of competent jurisdiction, but in no event earlier than the date on which all available appeals have been either prosecuted or abandoned and the period of time for making any further appeals has elapsed. Upon the termination of a Qualified Fund under this section, the initial disposition of the assets of such Fund shall not be governed by Section 5.04 hereof, but, following such termination, the Trustee shall transfer the assets of such terminated Qualified Fund to such other Fund(s) hereunder, as the Company shall designate by Certificate. Subsequent disposition of the assets so transferred shall be governed by the applicable provisions of this Agreement as such relate to the Fund(s) into which the transfer has been made.

     5.03 TERMINATION OF FUNDS UNDER CERTAIN CIRCUMSTANCES. Any Fund hereunder, or the applicable portion thereof, will terminate upon the receipt by the Trustee of a Certificate from the Company:

          (a) stating that substantial completion of the nuclear decommissioning (as defined in Treasury Regulations promulgated under Code section 468A) of South Texas Unit One, if such Fund relates thereto, or of South Texas Unit Two, if such Fund relates thereto, has been accomplished;

          (b) stating that the NRC has terminated the license of South Texas Unit One, if such Fund relates thereto, or of South Texas Unit Two, if such Fund relates thereto, pursuant to 10 C.F.R. s 50.82(f) (or any successor regulation);

          (c) stating, with respect to a Qualified Fund, that the Company has sold, transferred or otherwise disposed of all of its ownership interest in South Texas Unit One, if such Fund relates thereto, or in South Texas Unit Two, if such Fund relates thereto, but only to the extent provided in Treasury Regulations promulgated under Code section 468A; or

          (d) stating, with respect to a Nonqualified Fund, that the Company has sold, transferred or otherwise disposed of all of its ownership interest in South Texas Unit One, if such Fund relates thereto, or in South Texas Unit Two, if such Fund relates thereto.

     5.04 DISTRIBUTION OF MASTER TRUST AND FUNDS UPON TERMINATION. Upon termination of this Master Trust or any Fund(s), the Trustee shall assist the Investment Manager(s) in liquidating the assets of the Master Trust or Fund(s), and distributing the then-existing assets thereof (including accrued, accumulated and undistributed net income), less final Master Trust or Fund administration expenses, (including accrued taxes), to the Company; provided, however, that no such distribution shall be made unless either (a) an Order has been issued which specifically authorizes such distribution or (b) the Trustee has received an opinion of legal counsel to the Company to the effect that no such Order is necessary to authorize such distribution.

                                  V1. TRUSTEES

     6.01 DESIGNATION AND OUALIFICATION OF SUCCESSOR TRUSTEE(S). At any time during the terms of this Master Trust, the Company shall have the right to remove the Trustee (at the

Company's sole discretion) acting hereunder and appoint another qualified entity as a Successor Trustee upon thirty (30) days' notice in writing to the Trustee, or upon such other notice as may be agreed to by the Company and the Trustee. In the event that the Trustee or any Successor Trustee shall: (a) become insolvent or admit in writing its insolvency; (b) be unable or admit in writing its inability to pay its debts as such debts mature; (c) make a general assignment for the benefit of creditors; (d) have an involuntary petition in bankruptcy filed against it; (e) commence a case under or otherwise seek to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law, statute, or proceeding; or (f) resign, the Company shall appoint a Successor Trustee as soon as practicable. In the event of any such removal or resignation, the Trustee or Successor Trustee shall have the right to have its accounts settled as provided in Section 6.05 hereof. Any successor to the Company, as provided herein, shall have the same right to remove and to appoint any Trustee or Successor Trustee.

     Any Successor Trustee shall qualify by a duly acknowledged acceptance of this Master Trust, delivered to the Company. Upon acceptance of such appointment by the Successor Trustee, the Trustee shall assign, transfer and pay over to such Successor Trustee the monies and properties then constituting the Master Trust. Any Successor Trustee shall have all the rights, powers, duties and obligations herein granted to the original Trustee.

     6.02 EXONERATION FROM BOND. No bond or other security shall be exacted or required of any Trustee or Successor Trustee appointed pursuant to this Agreement.

     6.03 RESIGNATION. The Trustee or any Successor Trustee hereof may resign and be relieved as Trustee at any time without prior application to or approval by or order of any court by a duly acknowledged instrument, which shall be delivered to the Company by the Trustee no less than sixty (60) days prior to the effective date of the Trustee's resignation or upon such shorter notice as may be acceptable to the Company. If for any reason the Company cannot or does not act in the event of the resignation of the Trustee, the Trustee may apply to a court of competent jurisdiction for the appointment of a Successor Trustee.

     6.04 TRANSACTIONS WITH THIRD PARTIES. No person or organization dealing with the Trustee hereunder shall be required to inquire into or investigate the person's or organization's authority for entering into any transaction or to see to the application of the proceeds of any such transaction.

     6.05 ACCOUNTS AND REPORT. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder in accordance with specifications of the Company, and all accounts, books and records relating thereto shall be open to inspection and audit at all reasonable times by any person designated by the Company. Within 30 days following the close of each month, the Trustee shall file with the Company a written report setting forth all investments, receipts and disbursements and other transactions effected by them during the month and containing an exact description of all cash and securities contributed, purchased, sold or distributed and the cost or net proceeds of sale, and showing all cash, and securities contributed, purchased, sold or distributed and the cost or net proceeds of sale, and showing all cash, and securities and other investments held at the end of such month and the cost and fair market value of each item thereof as carried on the books of the Trustee. Such accounts and reports shall be based on the accrual method of reporting income and expenses and shall show the portion of the assets applicable to each Fund and Subaccount and also shall identify all disbursements from each Fund and Subaccount made to pay Decommissioning Costs or Administrative Expenses.

     Upon written request of the Company, the Trustee shall provide the Company and the Commission with a written report which sets forth the fair market value of each of the Funds as of the close of any calendar year.

     Upon the expiration of two (2) years from the date of the filing of such written reports with the Company, the Trustee shall be forever released and discharged from all liability or accountability to anyone with respect to all acts and transactions shown in such written report, except such acts or transactions as to which the Company shall take exception by notice to the Trustee within such two-year period; provided, however, that nothing contained herein shall be deemed to relieve the Trustee of any liability which may be imposed pursuant to Section 6.07 hereof. In the event that any exception taken by the Company cannot be amicably adjusted, the Company may file the written report in a court having jurisdiction, and, upon the audit thereof, any and all such exceptions which may not have been amicably settled shall be heard and adjudicated.

     All records and accounts maintained by the Trustee with respect to the Master Trust shall be preserved for such period as may be required under any applicable law. Upon the expiration of any such required retention period, the Trustee shall have the right to destroy such records and accounts after first notifying the Company in writing of its intention and transferring to the Company any records and accounts requested by the Company.

     6.06 TAX RETURNS AND OTHER REPORTS. The Company intends initially to prepare and submit the Federal, state and local income or franchise tax returns and other reports (including estimated tax returns and information returns) as may be required from time to time with respect to the Funds. The Trustee shall prepare and submit to the Company in a timely manner all information requested by the Company regarding the Funds that is required to be included in the Federal, state and local income or franchise tax returns and other reports

(including estimated tax returns and information returns) of the Funds or the Company. The Trustee agrees to sign any tax returns or other reports where required by law to do so or arising out of the Trustee's responsibilities hereunder, and to remit from the Master Trust appropriate payments or deposits of Federal, state and local income or franchise taxes directly to the taxing agencies or authorized depositaries in a timely manner. Upon request by the Company, the Trustee shall prepare and file all Federal, state and local income or franchise tax returns or other reports (including estimated tax returns and information returns) as may be required from time to time with respect to the Funds and, upon such request, the Company shall provide the Trustee in a timely manner with any information within its possession, and to cause the Investment Manager(s) to provide the Trustee with any information in its possession which is necessary for the preparation of such returns or reports.

     Where the Company has requested the Trustee to prepare any returns or reports of the Funds, and subject to the limitations contained in Section 8.04 hereof, the Trustee may consult with independent certified public accountants or other tax counsel regarding such returns or reports. Notwithstanding Section
6.07 hereof, any interest or penalty charges assessed against the Company or the Funds pursuant to Chapters 67 or 68 of the Code, or pursuant to any similar state or local tax provisions, as a result of the Trustee's failure, due to its own negligence, to comply with this Section 6.06 shall be borne by the Trustee and not the Company or the Funds. The Trustee agrees to notify the Company or the Funds. The Trustee agrees to notify the Company in writing within ten days of receiving notice of the commencement of any audit of any Fund's Federal, state, or local tax returns, and to participate with the Company on behalf of the Funds in such audits and related inquiries. The Trustee further agrees to provide the Company with any additional information in its possession regarding the Funds which may be requested by the Company to be furnished in an audit of the Company's Federal, state, or local tax returns.

     6.07 LIABILITY. The Trustee shall not be liable for any acts, omissions or defaults of any agent (other than its officers and employees) or depository appointed or selected with reasonable care. The Trustee shall be liable only for such Trustee's own acts or omissions (and those of its officers and employees) occasioned by the willfulness or negligence of such Trustee (or that of its officers and employees).

     Notwithstanding the foregoing, the Trustee (and not the Master Trust or the Company) shall be liable for any tax imposed pursuant to section 4951 of the Code (or any applicable successor provision) as such section is made applicable to the Master Trust, the Qualified Funds, or the Trustee.

                                VII INVESTMENTS

     7.01 APPOINTMENT OF INVESTMENT MANAGER(S). Initially, the Trustee shall have investment responsibility for this Master Trust. However, the Company may appoint one or more Investment Managers to direct the investment of all or part of the Master Trust. Whenever such appointment is made, the Company shall provide written notice of such appointment to the Trustee, shall specify the portion of the Master Trust with respect to which an Investment Manager has been designated, and shall instruct the Trustee to segregate into an Investment Account those assets with respect to which that specific Investment Manager has been designated. An Investment Manager shall certify in writing to the Trustee that it is qualified to act in the capacity provided under an Investment Manager Agreement, shall accept its appointment as Investment Manager, shall certify the identity of the person or persons authorized to give instructions or directions to the Trustee on its behalf, including specimen signatures, and shall undertake to perform the duties imposed on it under an Investment Manager Agreement.

The Trustee may continue to rely upon all such certifications unless otherwise notified in writing by the Company or an Investment Manager, as the case may be. Notwithstanding the appointment of an Investment Manager to perform investment management functions with respect to all or a portion of the Funds, the Trustee:

          (a) shall review, through its computerized monitoring system and otherwise, all investment instructions from the Investment Manager for compliance with Code Section 468A (or any successor provision) and regulations promulgated thereunder and shall carry out only those investment instructions which would not cause a violation of such Code section and regulations; and

          (b) shall have a continuing duty to review the investment portfolios of each Fund for compliance with the Investment Guidelines attached hereto as Attachment "A" and governing regulations (such Investment Guidelines may be revised by the Company from time to time at its discretion and communicated to the Trustee in writing).

     7.02 DIRECTION BY INVESTMENT MANAGER(S). An Investment Manager designated by the Company to manage an Investment Account shall have authority to manage and to direct the acquisition and disposition of the assets of the Master Trust, or a portion thereof, as the case may be, and the Trustee shall exercise the powers set forth in Article IX hereof only when, if, and in the manner directed by the Company in writing. An Investment Manager shall have the power and authority, exercisable in its sole discretion at any time, and from time to time, to issue and place orders for the purchase or sale of portfolio securities directly with qualified brokers or dealers. Except as otherwise provided in
Section 7.01, the Trustee, upon proper notification from an Investment Manager (such notification being agreed to by the Trustee and Investment Manager), shall settle the transactions in accordance with the appropriate trading authorizations.

Written notification of the issuance of each such authorization shall be given promptly to the Trustee by an Investment Manager, and such Investment Manager shall cause the settlement of such transaction to be confirmed in writing to the Trustee, and to the Company, by the broker or dealer. Except as otherwise provided in Section 7.01, such notification shall be proper authority for the Trustee to pay for portfolio securities purchased against receipt thereof and to deliver portfolio securities sold against payment therefor, as the case may be. All directions to the Trustee by an Investment Manager shall be in writing and shall be signed by a person who has been certified by such Investment Manager pursuant to Section 7.01 hereof as authorized to give instructions or directions to the Trustee.

     Should an Investment Manager at any time elect to place security transactions directly with a broker or dealer, the Trustee shall not recognize such transaction unless and until it has received instructions or confirmation of such fact from an Investment Manager. Should an Investment Manager direct the Trustee to utilize the services of any person with regard to the assets under its management or control, such instructions shall be in writing and shall specifically set forth the actions to be taken by the Trustee as to such services. In the event that an Investment Manager places security transactions directly or directs the utilization of a service, such Investment Manager shall be solely responsible for the acts of such persons.

     The authority of an Investment Manager and the terms and conditions of the appointment and retention of an Investment Manager(s) shall be the sole responsibility of the Company, and the Trustee shall not be deemed to be a party or to have any obligations under any agreement with an Investment Manager.

                         VIII. TRUSTEE'S GENERAL POWERS

     The Trustee shall have, with respect to the Master Trust, the following powers, all of which powers are fiduciary powers to be exercised in a fiduciary capacity, under the Texas Trust

Code, AND UNDER 16 TEXAS ADMINISTRATIVE CODE CHAPTER 25, SUBCHAPTER L, NUCLEAR DECOMMISSIONING TRUSTS, and in the best interests of this Master Trust and the purposes hereof, namely:

     8.01 EXTENSION OF OBLIGATIONS AND NEGOTIATION OF CLAIMS. To renew or extend the time of payment of any obligation, secured or unsecured, payable to or by this Master Trust, for as long as and on such terms as the Trustee shall determine, and to adjust, settle, compromise and arbitrate claims or demands in favor of or against this Master Trust (including claims for taxes upon the prior written consent of the Company), upon such terms as the Trustee may deem advisable, subject to the limitations contained in Section 9.05 (regarding self-dealing).

     8.02. REGISTRATION OF SECURITIES. To hold any stocks, bonds, securities, or other property in the name of a nominee, in a street name, or by other title-holding device, without indication of trust.

     8.03 BORROWING. To borrow money in such amounts and upon such terms as the Company may authorize in writing as necessary to carry out the purposes of this Master Trust, and to pledge any securities or other property for the repayment of any such loan as the Company may direct.

     8.04 RETENTION AND REMOVAL OF PROFESSIONAL AND EMPLOYEE SERVICES. Upon the Company's written approval, to employ, retain and remove attorneys, accountants, custodians, engineers, contractors, clerks and agents as necessary and proper for the administration of this Master Trust.

     8.05 POWERS OF TRUSTEE TO CONTINUE UNTIL FINAL DISTRIBUTION. To exercise any of such powers after the date on which the principal and income of the Master Trust shall have become distributable and until such time as the entire principal of, and income from, the Master Trust shall have been actually distributed by the Trustee. It is intended that the distribution of the

Master Trust or a Fund will occur as soon as possible upon termination of the Master Trust or Fund, subject, however, to the limitations contained in Article V hereof.

     8.06 DISCRETION IN EXERCISE OF POWERS. To do any and all other acts which the Trustee shall deem proper to effectuate the powers specifically conferred upon it by this Agreement; PROVIDED, HOWEVER, that the Trustee may not do any act or participate in any transaction which would:

          (1) Disqualify any Qualified Fund from the application of Section 468A (or any applicable successor provision) of the Code;

          (2)  Contravene any provision of this Agreement; or

          (3) Violate the terms and conditions of any instructions provided in a written statement of the Company;

          (4) involve the lending of any portion of the Funds to itself, its officers, or its directors; OR

          (5) involve the investing or reinvesting of any portion of the Funds in instruments issued by the Trustee, except for time deposits, demand deposits, or money market accounts of the Trustee; however, if permitted under applicable Code provisions or Treasury Regulations or the Investment Guidelines under Attachment "A", Section 9.06 hereof, this restriction shall not affect the ability of the Trustee to make investments in mutual fund-type or pooled investment accounts in which securities of the Trustee constitute no more than five percent (5%) of the fair market value of the assets of such accounts at the time of investment.

                        IX. TRUSTEE'S INVESTMENT POWERS

     The Trustee recognizes the authority of an Investment Manager to manage, invest, and reinvest the assets in an Investment Account pursuant to an Investment Manager Agreement and as provided in Article VII of this Agreement, and the Trustee agrees to cooperate with any Investment Manager as deemed necessary to accomplish these tasks. Notwithstanding the foregoing, to the extent that the assets of the Master Trust have not been allocated to an Investment Manager, and to the extent the assets of the Master Trust have been allocated to an Investment Account but have not been invested by an Investment Manager, upon the written instructions of the Company, the Trustee shall have the following investment powers all of which are fiduciary powers to be executed in a fiduciary capacity and in the best interest of this Master Trust and the purposes hereof, namely:

     9.01 PRESERVATION OF PRINCIPAL. To hold, manage, and invest the assets of this Master Trust in a manner designed to maximize and preserve the income and principal of this Master Trust for the purposes of this Master Trust including the duty to ensure that all such assets are invested at all times, except as otherwise provided in Sections 4.04, 5.04, 9.02 and 9.03.

     9.02 INVESTMENT OF QUALIFIED FUNDS. To invest and reinvest all or part of the Qualified Funds, including any undistributed income therefrom; PROVIDED, HOWEVER, that no such investment or reinvestment of the Qualified Funds may be made by the Trustee:

          (1) Unless such investment is permitted to be made by Code sections 501(C), (21) (B) (ii) and 468A, the regulations thereunder, and any applicable successor provisions; or

          (2) In any bank, savings and loan association, or other financial institution whose deposits are not insured by the Federal Deposit Insurance Corporation, the Federal Savings & Loan Insurance Corporation, or other comparable Federal agency;

          (3) IN THE SECURITIES OF ANY OWNER OF THE PLANT, INCLUDING THE COMPANY, OR ANY OWNER'S AFFILIATES, SUCCESSORS, OR ASSIGNS;

          (4) EXCEPT FOR INVESTMENTS TIED TO MARKET INDEXES OR OTHER NON-NUCLEAR-SECTOR MUTUAL FUNDS, INVESTMENTS IN ANY ENTITY OWNING ONE OR MORE NUCLEAR POWER PLANTS; OR

          (5)  Which would contravene any instructions issued by the Company.

     In all cases, however, the total investments by the Trustee must be sufficiently liquid to enable the Master Trustee to fulfill the purposes of the Master Trust and to satisfy obligations of the Master Trust as such obligations become due. Nothing in this Section 9.02 shall be construed as authorizing the Trustee to carry on any business or to divide the gains therefrom.

     9.03 INVESTMENT OF NONQUALIFIED FUNDS. To invest and reinvest all or any part of the Nonqualified Funds, including any undistributed income therefrom, as directed by the Company.

     9.04 CASH SWEEP INVESTMENTS. To the extent that the assets of the Master Trust have not been invested by an Investment Manager on any given day, to invest such uninvested assets or the Master Trust as the Company may direct in writing, subject to the limitations contained in Section 9.05 hereof (regarding self-dealing).

     9.05 MANAGEMENT OF MASTER TRUST. To sell, exchange, partition, or otherwise dispose of all or any part of the Master Trust at public or private sale, without prior application to, or approval by, or order of any court, upon such terms and in such manner and at such prices as the Trustee shall determine; to modify, renew or extend bonds, notes or other obligations or any installment of principal thereof or any interest due thereon and to waive any defaults in the performance of the terms and conditions thereof; and to executive and deliver any and all bills of sale, assignments, bonds or other instruments in connection with these powers, all at such times, in such manner and upon such terms and conditions as the Trustee may deem expedient to accomplish the purposes of this Master Trust as set forth in Section 2.01. Trustee's prohibited from accepting day-to-day management of any Fund's investments from the holding of the Plant's NRC license, the Company, or any of the Plant's owners, including affiliates or subsidiaries.

     Notwithstanding anything contained in this Agreement to the contrary, the Trustee may not authorize or carry out any sale, exchange or other transaction which would constitute an act of "self-dealing" within the meaning of section 4951 of the Code, as such section is made applicable to the Qualified Funds by section 468(e)(5) of the Code, any regulations thereunder, and any applicable successor provision.

     9.06 DUTY TO REVIEW INVESTMENT PORTFOLIOS OF FUND. Whether investment management functions have been assigned to an Investment Manager or, in the absence of assignment of such functions to an Investment Manager, are performed by the Trustee, the Trustee shall have a continuing duty to review the investment portfolios of the Funds for compliance with the Investment Guidelines set forth in Attachment "A" hereto and governing regulations. Such Investment Guidelines may be revised by the Company from time to time at its discretion and communicated to the Trustee in writing.

                                X. MISCELLANEOUS

     10.01 HEADINGS. The section headings set forth in this Agreement and the Table of Contents are inserted for convenience of reference only and shall be disregarded in the construction or interpretation of any of the provisions of this Agreement.

     10.02 PARTICULAR WORDS. Any word contained in the text of this Agreement shall be read as the singular or plural and as the masculine, feminine, or neuter as may be applicable or permissible in the particular context. Unless otherwise specifically stated, the word "person" shall be taken to mean and include an individual, partnership, association, trust, company, or corporation.

     10.03 SEVERABILITY OF PROVISIONS. If any provision of this Agreement or its application to any person or entity or in any circumstances shall be invalid and unenforceable, the application of such provision to persons and in circumstances other than those as to which it is invalid or unenforceable and the other provisions of this Agreement, shall not be affected by such invalidity or unenforceability.

     10.04 DELIVERY OF NOTICES UNDER AGREEMENT. Any notice required by this Agreement to be given to the Company or the Trustee shall be deemed to have been properly given when mailed, postage prepaid, by registered or certified mail, to the person to be notified as set forth below:

     If to the Company:

     CPL Genco LP
     1 Riverside Plaza
     Columbus, OH 43215
     Attention: Treasurer

     If to the Trustee:

     Mellon Bank, N.A.
     One Mellon Bank Center
     Pittsburgh, Pennsylvania 15258-0001
     Attention: Institutional Trust Services

The Company or the Trustee may change the above address by delivering notice thereof in writing to the other party.

     10.05 ALTERATIONS AND AMENDMENTS. The Trustee and the Company understand and agree that modifications or amendments may be required to this Agreement from time to time to effectuate the purpose of this Master Trust and to comply with any Order, any changes in tax laws, regulations or rulings (whether published or private) of the Service and any similar state taxing authority, and any other changes in the laws (including final regulations and published or private rulings) applicable to the Company or the Plant. This Agreement may be altered or amended to the extent necessary or advisable to effectuate such purposes or to comply with such Order or changes. NO MATERIAL AMENDMENT MAY BE MADE WITHOUT 30-DAYS PRIOR WRITTEN NOTIFICATION TO THE DIRECTOR, OFFICE OF NUCLEAR REACTOR REGULATION.

     This agreement also may be altered or amended to encompass decommissioning Contributions with respect to other nuclear power plants owned now or in the future by the Company. Any alteration or amendment to this Agreement must be in writing and signed by the Company and the Trustee. The Trustee shall have no duty to inquire or make any investigation as to whether any proposed amendment, modification or alteration is consistent with this Section 10.05, but the Trustee may decline to adopt such amendment, modification or alteration upon the advice of legal counsel for the Trustee. Notwithstanding the foregoing, this Agreement shall not be amended so as to violate Code Section 468A or the regulations as amended from time to time.

     10.06 SUCCESSORS AND ASSIGNS. Subject to the provisions of Sections 2.09 and 6.01, this Agreement shall be binding upon and inure to the benefit of the Company, the Trustee and their respective successors, assigns, personal representatives, executors, assigns, personal representatives, executors and heirs.

     10.07 GOVERNING LAW. The Master Trust is a Texas trust, and all questions pertaining to its validity, construction, and administration shall be determined in accordance with the laws of the State of Texas to the extent not preempted by Federal law.

     10.08 ACCOUNTING YEAR. The Master Trust shall operate on an accounting year which coincides with the calendar year, January 1 through December 31.

     10.09 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

     IN WITNESS WHEREOF, the Company and the Trustee have set forth their hands and seals to this Agreement as of the day and year first above written.



                                          CPL GENCO LP

                                          By
                                            ----------------------------

                                          Attest:
                                                 -----------------------

                                          Mellon Bank, N.A.

                                          By:
                                             ---------------------------

                                          Attest:
                                                 -----------------------

STATE OF OHIO                           )
                                        )  ss:
COUNTY OF FRANKLIN                      )

     I, _____________________, a Notary Public in and for the aforesaid jurisdiction, do hereby certify that _________________ and _________________ who are personally known to me to be the persons who executed the foregoing Master Decommissioning Trust Agreement, personally appeared before me in the aforesaid jurisdiction, and as ________________________ and ______________________,
respectfully of CPL Genco LP and by virtue of the power and authority vested in them, acknowledged the same to be the act and deed CPL Genco LP and they executed the same as such.

     Given my hand and seal this ________ day of ___________, 200__.



[NOTARIAL SEAL]                           --------------------------------------

                                          Notary Public, State of Ohio

                                          My Commissions expires ______________.

COMMONWEALTH OF PENNSYLVANIA       )
                                   )    ss:
COUNTY OF ALLEGHENY                )

     I, _____________________________, a Notary Public in and for the
aforesaid jurisdiction, do hereby certify that _______________________ and _________________________ who are personally known to me to be the persons who executed the foregoing Master Decommissioning Trust Agreement, personally appeared before me in the aforesaid jurisdiction, and as _________________ and ____________________, respectfully, of Mellon Bank, N.A., and by virtue of the power and authority vested in them, acknowledged the same to be the act and deed of Mellon Bank, N.A. and they executed the same as such.

     Given under my hand and seal this ______ day of _______, 200__.



[NOTARIAL SEAL]                              -----------------------------------
                                             NOTARY PUBLIC
                                             COMMONWEALTH OF PENNSYLVANIA

                                             My commission expires:

                                                                       Exhibit A

                                CERTIFICATE NO.

     The undersigned Authorized Representative of CPL Genco LP (Company), a Texas limited partnership being duly authorized and empowered to execute and deliver this Certificate, hereby certifies to the Trustee of the Central Certificate, hereby certifies to the Trustee of CPL Genco LP Master Decommissioning Trust (Master Trust), pursuant to Article IV of that certain Master Decommissioning Trust Agreement, dated _______________, 200_ (Agreement), between the Trustee and the Company as follows:

     (1) Attachment 1 hereto sets forth the amounts either invoiced to, or incurred by, or to be incurred by the Company or the Funds that are/will be due and owing to each payee listed (Payees) for:

          (a) good or services provided in connection with decommissioning the Plant; or

          (b) administrative costs of the Master Trust (excluding costs arising from the Company's furnishing of goods, services, or facilities to the Master Trust and excluding compensation which is excessive or unnecessary to carry out the purposes of the Master Trust)

          as evidenced by the invoice, contracts or agreements attached hereto;

     (2)  all such amounts due and owing to the Payees constitute
          Decommissioning Costs or Administrative Expenses as described in
          Article IV of the Agreement;

     (3) all such amounts may be paid from the Master Trust without causing the Qualified Fund(s) to become disqualified from the application of Code
          Section 468A or any applicable successor provision; and

     (4) all conditions precedent to the making of this withdrawal and disbursement set forth in any agreement between such Payees and the Company, if applicable, have been fulfilled.

     Accordingly, request is hereby made that the Trustee provide for the withdrawal of $_______ from the [South Texas Unit One/South Texas Unit Two] [Qualified Fund/Nonqualified Fund] [Funds specified in the attached schedule] in order to permit payment of such sum to be made to the Payees. You are further requested to disburse such sum, once withdrawn, directly to such Payees in the following manner: [CHECK/WIRE/TRANSFER/__________________] on or before __________________, 200_.

     WITNESS my hand this _______ day of _________, 200_.



                                          CPL GENCO LP

                                          By
                                             -----------------------------------
                                                   Authorized Representative

                                                                  ATTACHMENT "A"

                                  CPL GENCO LP

                             INVESTMENT GUIDELINES
                                    FOR THE
               SOUTH TEXAS PROJECT NUCLEAR DECOMMISSIONING TRUSTS

                              Dated________, 200_

I.   OBJECTIVE

     Maximize the total rate of return while preserving principal and controlling investment risk, subject to the stated restrictions.

II.  ALLOWABLE INSTRUMENTS AND CREDIT QUALITY

     A.   Qualified Funds

          1. Public debt securities of the U.S. Government (i.e., U.S. Treasury bills, U.S. Treasury notes, U.S. Treasury bonds).

          2.   Time or demand deposits in domestic banks.

          3. Instruments issued by domestic corporations which at the time of purchase comply with the following criteria: bonds and notes rated "Baa" or better by Moody's or "BBB" or better by S&P; equities of a corporation which has a bond rating of "A" or better by Moody's or S&P; commercial paper rated at least A-1 or P-1.

          4. Assets of qualified funds may not be pooled for investment purposes with that of other funds.

          5. INVESTMENTS IN THE SECURITIES OR OTHER OBLIGATIONS OF AN OWNER OF THE PLANT OR ITS AFFILIATES, SUCCESSORS, OR ASSIGNS SHALL BE PROHIBITED.

          6. EXCEPT FOR INVESTMENTS TIED TO MARKET INDEXES OR OTHER NON-NUCLEAR-SECTOR MUTUAL FUNDS, INVESTMENTS IN ANY ENTITY OWNING ONE OR MORE NUCLEAR POWER PLANTS ARE PROHIBITED.

     B.   Non-Qualified Funds

          1.   Any obligations which are allowed in qualified fund.

          2.   Obligations issued and guaranteed by Federal Agencies.

          3. Instruments issued by domestic corporations which at the time of purchase comply with the following criteria: bonds and notes rated "Baa" or better by Moody's or "BBB" or better by S&P; equities of a corporation which has a bond rating of "A" or better by Moody's or S&P; commercial paper rated at least A-1 or P-1.

          4. INVESTMENTS IN THE SECURITIES OR OTHER OBLIGATIONS OF AN OWNER OF THE PLANT OR ITS AFFILIATES, SUCCESSORS, OR ASSIGNS SHALL BE PROHIBITED.

          5. EXCEPT FOR INVESTMENTS TIED TO MARKET INDEXES OR OTHER NON-NUCLEAR-SECTOR MUTUAL FUNDS, INVESTMENTS IN ANY ENTITY OWNING ONE OR MORE NUCLEAR POWER PLANTS ARE PROHIBITED.

                                  ATTACHMENT 8


                          CPL BUSINESS SEPARATION PLAN
                                      AND
                          RELATED REGULATORY APPROVAL

                                 PRATT & GRANT
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                        SUITE 250, ONE NORTHPOINT CENTRE
                            6836 AUSTIN CENTER BLVD
                              AUSTIN, TEXAS 78731
                                 (512) 794-2100
                               FAX (512) 794-2111


                                  June 8, 2000


Administrative Law Judge Melene R. Dodson
Office of Policy Development
Public Utility Commission of Texas
1701 N. Congress Avenue
Austin, Texas 79701

          RE: DOCKET NO. 21953, SOAH DOCKET NO. 473-00-0498 - APPLICATION OF CENTRAL POWER AND LIGHT COMPANY, SOUTHWESTERN ELECTRIC POWER COMPANY AND WEST TEXAS UTILITIES COMPANY FOR APPROVAL OF PROPOSED BUSINESS SEPARATION PLAN PURSUANT TO 25.342

Dear Judge Dodson:

          Attached is the stipulation that resolves the structural business separation issues in this docket. The stipulation lists the positions of the parties to this case with the exception of the Louisiana Public Service Commission (LPSC). The LPSC is no longer actively participating in this docket because it has opened its own docket to monitor the restructuring efforts in Texas and other states and take any necessary steps to ensure protection of Louisiana customers.

                                        Very truly yours

                                        /s/ Joe N. Pratt
                                        --------------------
                                            Joe N. Pratt



cc: All Parties of Record

Attachment

                          SOAH DOCKET NO. 473-00-0498
                              PUC DOCKET NO. 21953

APPLICATION OF CENTRAL POWER    ss.
AND LIGHT COMPANY,              ss.          STATE OFFICE OF
SOUTHWESTERN ELECTRIC POWER     ss.
COMPANY AND WEST TEXAS          ss.
UTILITIES COMPANY FOR           ss.      ADMINISTRATIVE HEARINGS
APPROVAL OF PROPOSED BUSINESS   ss.
SEPARATION PLAN PURSUANT TO     ss.
25.342                          ss.


                                  STIPULATION

     This stipulation is entered between Central Power and Light Company (CPL), West Texas Utilities Company (WTU) and Southwestern Electric Power Company (SWEPCO), together referred to as the CSW Companies; the Office of Regulatory Affairs for the Public Utility Commission of Texas; Office of Public Utility Counsel and South Texas Electric Cooperative. Parties that have stated they do not oppose this stipulation are as follows:

     o    Cities Served by CPL and WTU

     o    State of Texas

     o    Texas Industrial Energy Consumers

     o Rayburn County Electric Cooperative, Inc. and Magic Valley Electric Cooperative, Inc.

     o    Shell Energy Services Co., L.L.C.

     o    Consumers Union

     o    Commercial Ratepayer Coalition

     o Power Choice, Inc.; Corpus Christi Power & Light, L.C.C.; Hino Electric Power Company

     o    Texas Legal Services Center

     o    Texas Ratepayers' Organization to Save Energy

     o    New Energy Texas, L.L.C.

Parties whose position on the stipulation is not known are as follows:

     o    Public Citizen

     o    Competitive Power Advocates; PG&E Corporation

     The signatories to this docket stipulate that the proposed structural separation plan of Central and South West Corporation (CSW), described below for the CSW Companies is consistent with the requirements of PURA ss. 39.051 and resolves all disputes concerning the structural business separation of the CSW Companies. The CSW Companies will separate their business activities, personnel and assets no later than January 1, 2002, in accordance with the following plan:

     CSW will establish three new first-tier subsidiaries as separate legal entities: an Energy Delivery Company (EDC), a Power Generation Company (PGC) and a Retail Electric Provider (REP). Attachment 1 hereto is a diagram reflecting the restructured entities. CPL, WTU and SWEPCO will take necessary steps regarding their existing debt to accomplish the transfer of assets. The EDC, PGC, and REP companies will each issue new debt securities to finance assets transferred to the new entities. After separation, there will be no cross-collateralization between entities. As a result, the EDC and its subsidiaries will only be responsible for debt related to authorized transmission and distribution (T&D) utility operations, functions and assets. All issues related to the appropriate capital structures for the EDC and its subsidiaries will be resolved in the proceedings under PURA ss. 39.201 to establish rates for T&D services.

     REP

          The REP will be a separate legal entity with its own assets and employees, and debt, if any, that will provide retail electric services in Texas in compliance with all requirements of PURA.

     PGC

          The PGC will employ generation management employees that will manage, direct and control generation operations and the wholesale sale of electricity. Existing wholesale power sales contracts will be performed by the PGC for CPL and WTU. The PGC will own two separate legal entity subsidiaries. One will own CPL's generating assets and will employ the generation employees that are currently employed by CPL. A separate legal entity will own WTU's generating assets and will employ the generation employees currently employed by WTU. SWEPCO will continue to own its generation located in Texas and other states, and will continue to employ generation operating and maintenance personnel but those employees will be managed by the PGC. SWEPCO will register as a power generation company in Texas. Nothing in this plan will affect SWEPCO's obligations under PURA relating to capacity auctions.

     EDC

          The EDC will employ the management employees that will direct, manage and control the provision of regulated transmission and distribution (T&D) utility services in Texas. The EDC will own three separate legal entities: one each to own the T&D assets currently owned by CPL, WTU and SWEPCO in Texas and employ the T&D employees currently employed by CPL, WTU and SWEPCO in Texas. The EDC subsidiaries for the CPL, WTU and SWEPCO Texas subsidiaries will be the providers of tariffed T&D utility services and the CCNs currently issued to CPL, WTU and SWEPCO will be transferred to these subsidiaries.

     CSW maintains that implementation of this plan will require CPL, WTU and SWEPCO to obtain other regulatory approvals, including approvals from the Securities and Exchange Commission, the Federal Energy Regulatory Commission, the Nuclear Regulatory Commission and the Arkansas and Louisiana Public Service Commission. A listing of the filings known to CSW at this time is attached as Attachment 2. The CSW Companies intend to initiate the filings within 180 days after receipt of a Texas PUC order approving the form of separation. The signatories agree to not challenge the form of separation in filings in other jurisdictions seeking regulatory approval of separation. CPL, WTU and SWEPCO commit to make a filing with this Commission of any orders issued by any of the other jurisdictions that modify the plan approved by this Commission and notify the Commission of any delay in obtaining any approval if that delay will affect the ability of the Companies to implement the plan effective January 1, 2002. Parties to this case will have ten days from the filing of any order modifying the plan to file a response as to whether they believe the modification is material.

     This stipulation addresses and resolves only the issue of whether the structural business separation of CPL, WTU and SWEPCO complies with PURA. By agreeing to this stipulation, no party to this case waives, prejudices or otherwise affects their ability or right to contest other issues or portions in other dockets, including ratemaking issues and the recovery of restructuring costs in the PURA ss. 39.201 proceedings.

CENTRAL POWER AND LIGHT                    TEXAS RATEPAYERS'
COMPANY                                    ORGANIZATION TO SAVE MONEY
SOUTHWESTERN ELECTRIC POWER                By:
COMPANY                                        ---------------------------------
WEST TEXAS UTILITIES COMPANY
                                           Title: ------------------------------
By:  /s/ Joe N. Pratt
    ----------------------------------     Date: -------------------------------


Title: Attorney                            SHELL ENERGY SERVICES CO., L.L.C.

Date: June 8, 2000                         By:
                                               ---------------------------------

OFFICE OF REGULATORY AFFAIRS               Title:
PUBLIC UTILITY COMMISSION OF                      ------------------------------
TEXAS
                                           Date:
By:  /s/ [unreadable]                             ------------------------------
    ----------------------------------

                                           STEERING COMMITTEE OF CITIES
Title: Attorney - Legal                    SERVED BY CPL

Date:  5/8/00                              By:
                                               ---------------------------------

OFFICE OF PUBLIC UTILITY COUNSEL           Title:
                                                  ------------------------------
By:  /s/ [unreadable]
    ----------------------------------     Date:
                                                  ------------------------------
Title: Assistant Public Counsel

Date:   June 8, 2000                       COMPETITIVE POWER ADVOCATES
                                           PG&E CORPORATION

TEXAS LEGAL SERVICES CENTER                By:
                                               ---------------------------------
By:
    ----------------------------------     Title:
                                                  ------------------------------
Title:
       -------------------------------     Date:
                                                  ------------------------------
Date:
       -------------------------------
                                           STATE OF TEXAS

                                           By:
                                               ---------------------------------

                                           Title:
                                                  ------------------------------

                                           Date:
                                                  ------------------------------

NEW ENERGY TEXAS, L.L.C.                   TEXAS INDUSTRIAL ENERGY CONSUMERS

By:                                        By:
    ----------------------------------         ---------------------------------

Title:                                     Title:
       -------------------------------            ------------------------------

Date:                                      Date:
       -------------------------------            ------------------------------


LOUISIANA PUBLIC SERVICE                   COMMERCIAL RATEPAYER COALITION
COMMISSION
                                           By:
By:                                            ---------------------------------
    ----------------------------------
                                           Title:
Title:                                            ------------------------------
       -------------------------------
                                           Date:
Date:                                             ------------------------------
       -------------------------------

                                           PUBLIC CITIZEN TEXAS
POWER CHOICE, INC.
CORPUS CHRISTI POWER & LIGHT,              By:
L.C.C.                                         ---------------------------------
HINO ELECTRIC POWER COMPANY
                                           Title:
By:                                               ------------------------------
    ----------------------------------
                                           Date:
Title:                                            ------------------------------
       -------------------------------

Date:                                      CONSUMERS UNION
       -------------------------------
                                           By:
                                               ---------------------------------
RAYBURN COUNTRY ELECTRIC
COOPERATIVE, INC.                          Title:
MID-TEX ELECTRIC COOPERATIVE,                     ------------------------------
INC.
MAGIC VALLEY ELECTRIC                      Date:
COOPERATIVE, INC.                                 ------------------------------

By:
    ----------------------------------     SOUTH TEXAS ELECTRIC COOPERATIVE

Title:                                     By: /s/ Jo Campbell
       -------------------------------         ---------------------------------

Date:                                      Title: Attorney for STEC
       -------------------------------            ------------------------------

                                           Date:  6/1/00
                                                  ------------------------------

CITY OF BROWNSVILLE

By:
    ----------------------------------

Title:
       -------------------------------

Date:
       -------------------------------


TEX-LA ELECTRIC COOPERATIVE OF TEXAS, INC.
NORTHEAST TEXAS ELECTRIC COOPERATIVE, INC.

By:
    ----------------------------------

Title:
       -------------------------------

Date:
       -------------------------------


FOWLER ENERGY COMPANY

By:
    ----------------------------------

Title:
       -------------------------------

Date:
       -------------------------------

                                                                    ATTACHMENT 1


                                                            EXHIBIT WGH-2A

                             Legal Entity Structure
                               (January 1, 2002)

                                                   CSW
                                                    |
                                           ----------------------------
                                          |                            |
        -------------------------------------------------------        |
       |                 |                |           |        |       |
 Energy Delivery   Retail Electric  Power Generation  CSWS   Other     |- SWEPCO
     Company          Provider         Company              Existing   |
      (EDC)             (REP)           (PGC)             Unregulateed |
   |                                |                      Companies   |
   |                                |                                  |
   |                                |                                  --- PSO
   |                                |
   |- CPL-EDC                       |  CPL-PGC
   | |                              |- (holding
   | |                              |   company)
   | |                              |  |
   | |  CPL/ERCOT                   |  |  CPL-PGC
   | |-  Transco                    |  -- (assets)
   | |                              |
   | |-  SPE                        |- WTU-PGC
   |
   |- WTU-EDC
   |   |
   |   |
   |   |   WTU/ERCOT
   |   |--  Transco
   |
   |- SWEPCO-EDC
       |
       |
       |  SWEPCO/SPP
       --  Transco

                                                                    ATTACHMENT 2

              OTHER REQUIRED FILINGS TO IMPLEMENT SEPARATION PLAN

Other filings required to implement the separation plan include at least the following:

*    SEC Filing Under PUHCA -

     -    Creation of new subsidiaries
     -    Approval of necessary financings

*    FERC Filings:

     -   Transfer of ownership and control of CPL, WTU AND SWEPCO assets

     - OATT tariff revisions - to make CPL, WTU AND SWEPCO EDC subsidiaries entities charging for transmission service

     - Interconnection agreements - new CPL/WTU PGC subsidiaries and SWEPCO with the new CPL, SWEPCO AND WTU EDC subsidiaries

     - Network transmission agreements and network operating agreements for PGC, CPL/WTU PUC subsidiaries and SWEPCO with CPL, WTU and SWEPCO EDC subsidiaries

     -   Service agreements between REP AND CPL/WTU/SWEPCO EDC subsidiaries

     - Revisions to CSW operating agreement - creation of agency relationship for PGC to manage generation assets

     - Management agreement for EDC - creation of relationship for EDC to manage T&D assets

    - Revisions to CSW transmission coordination agreement - to reflect new management and asset relationships

*    Nuclear Regulatory Commission - transfer of STP license to CPL sub of PGC

*    APSC or LPSC - Approval of separation of Texas T&D Assets

                          SOAH DOCKET NO. 473-00-0498
                             P.U.C. DOCKET NO. 21953



APPLICATION OF CENTRAL POWER    ss.       PUBLIC UTILITY COMMISSION
AND LIGHT COMPANY,              ss.
SOUTHWESTERN ELECTRIC POWER     ss.                OF TEXAS
COMPANY AND WEST TEXAS          ss.
UTILITIES COMPANY FOR           ss.
APPROVAL OF PROPOSED BUSINESS   ss.
SEPARATION PLAN PURSUANT TO     ss.
25.342                          ss.


          INTERIM ORDER APPROVING STIPULATION AND SETTLEMENT REGARDING
                      APPROVAL OF BUSINESS SEPARATION PLAN

     On June 8,2000, Central Power and Light Company (CPL), Southwestern Electric Power Company (SWEPCO), and West Texas Utilities Company (WTU), (collectively referred to as CSW), the Office of Regulatory Affairs (ORA) of the Public Utility Commission of Texas, the Office of Public Utility Counsel
(OPC), and South Texas Electric Cooperative filed with the Public Utility Commission of Texas (Commission) a request for approval of a stipulation and settlement regarding the application for approval of CSW's business separation plan pursuant to P.U.C. SUBST. R. 25.342. All of the parties to the proceeding either support the stipulation, have not expressed a position on the matter, or, in the case of the Louisiana Public Service Commission, have withdrawn from the case.

     The principal issue in this proceeding is whether the business separation plan establishes separate legal entities to carry out various functions in the restructured electric market. The Commission concludes that CSW's proposed plan would create legally distinct entities and is consistent with PURA s. 39.051.

                                I.   BACKGROUND

     On January 10, 2000, CSW filed its application for approval of its business separation plan pursuant to P.U.C. SUBST. R. 25.342. In its initial application, CSW proposed a two-stage separation of the companies in order to minimize refinancing costs. During the first-stage period, beginning January 1, 2002, the electric delivery and generation assets, as well as certain

PUC DOCKET NO. 21953               INTERIM ORDER                     PAGE 2 OF 3


operating employees, would remain with the existing utility companies, although those assets and employees would be managed and controlled by an energy delivery company (EDC) and power generation company (PGC). CSW proposed to transfer all assets and employees of the existing utility companies to the EDC and PGC no later than January 1, 2008.

     As established in the Order Memorializing Pre-hearing Conference and Clarifying Nature of Referral to SOAH, issued on February 16, 2000, the scope of the expedited hearing before the Commission in this docket is "whether the proposed plan creates a functional separation, as opposed to creating legally distinct entities, and if such functional separation fulfills the requirements of PURA." At the hearing conducted in this docket on March 16, 2000, the Commission determined that the proposed corporate structure was not appropriate, but deferred a final decision to allow CSW to amend its business separation plan. The parties agreed to file an agreed proposed interim order on the business separation plan on June 1, 2000. On June 5, an order was issued granting CSW's motion for a one-week delay until June 8, 2000. CSW filed a revised plan to create separate legal entities for the power generation, energy delivery, and retail sales functions.

                           II.   ORDERING PARAGRAPHS

     Consistent with the stipulation and settlement, the Commission:

1) Admits into evidence the Supplemental Testimonies of Mark D. Roberson and Wendy G. Hargus, filed May 15, 2000, and the Stipulation, filed June 8, 2000 for the limited purpose of establishing pertinent facts justifying the interim relief granted in this Order;

2) Finds that CSW's proposed plan does not create a "functional separation as opposed to creating legally distinct entities;"

3)   Finds that CSW's proposed plan is consistent with PURA s. 39.051;

4)   Finds that the settlement in this docket is in the public interest;

PUC DOCKET NO. 21953              INTERIM ORDER                     PAGE 3 OF 3

5) Finds that there is no need for further hearings before the Commission in this docket on the question of whether CSW's proposed plan creates a functional separation, as opposed to creating legally distinct entities; and

6) Finds that issues related to CSW's business separation plan that are not addressed by the settlement, including, but not limited to issues relating to CSW's code of conduct, ratemaking issues, and/or the recovery of restructuring costs, may be considered in the proceeding to review CSW's proposed tariffs for its transmission and distribution utility filed on March 31, 2000, as Dockets No. 22352 (CPL), 22353 (SWEPCO), and 22354
     (WTU).



SIGNED AT AUSTIN, TEXAS THE 7TH DAY OF JULY, 2000.

                                  PUBLIC UTILITY COMMISSION OF TEXAS

                                  /s/ PAT WOOD, III
                                  --------------------------------
                                  PAT WOOD, III, CHAIRMAN


                                  /s/ JUDY WALSH
                                  --------------------------------
                                  JUDY WALSH, COMMISSIONER


                                  /s/ BRETT A. PERLMAN
                                  --------------------------------
                                  BRETT A. PERLMAN, COMMISSIONER

                                  ATTACHMENT 9

                    10 CFR 2.790 AFFADAVIT OF HENRY W. FAYNE

                            UNITED STATES OF AMERICA
                         NUCLEAR REGULATORY COMMISSION

In the Matter of                  )
                                  )
STP Nuclear Operating Company     )                           Docket Nos. 50-498
                                  )                                       50-499
South Texas Project Units 1 and 2 )
                                  )

                                   AFFIDAVIT

I, Henry W. Fayne, Vice President of Central Power and Light Company (CPL), do hereby affirm and state:

1.   I am authorized to execute this affidavit on behalf of CPL.

2. CPL is providing information in support of its Application for Order and Conforming Administrative Amendments for Transfer of Licenses. The documents being provided in Attachment 6A contain financial projections related to the ownership and operation of CPL's generation assets, including the South Texas Project Electric Generating Station. These documents constitute proprietary commercial and financial information that should be held in confidence by the NRC pursuant to the policy reflected in 10 CFR ss 2.790(a)(4) and 9.17(a)(4), because:

     i.   This information is and has been held in confidence by CPL.

     ii. This information is of a type that is customarily held in confidence by CPL, and there is a rational basis for doing so because the information contains sensitive financial information concerning projected revenues and operating expenses of CPL and its successors and affiliates.

     iii. This information is being transmitted to the NRC in confidence.

     iv. This information is not available in public sources and could not be gathered readily from other publicly available information.

     v. Public disclosure of this information would create substantial harm to the competitive position of CPL and its successors and affiliates by disclosing their internal financial projections.

3. Accordingly, CPL requests that the designated documents be withheld from public disclosure pursuant to the policy reflected in 10 CFR ss. ss. 2.790(a)(4) and 9.17(a)(4).




                                           /S/ HENRY W. FAYNE
                                           -----------------------
                                           Henry W. Fayne
                                           Vice President


STATE OF OHIO                )
                             )
COUNTY OF FRANKLIN           )


Subscribed and sworn to me, a Notary Public, in and for the State of Ohio, this 26th day of June, 2001.


                                           /s/ M. M. SOLTESZ
                                           -----------------------------
                                           Notary Public in and for the
                                           State of Ohio

The Trust may classify or reclassify any uninsured common shares of beneficial interest into one or more series of preferred shares.

                                 ATTACHMENT 6A



                           PROJECTED INCOME STATEMENT
                    AND PROJECTED OPENING BALANCE SHEET FOR
                                  CPL GENCO LP


                             (PROPRIETARY VERSION)












                    PROPRIETARY AND CONFIDENTIAL INFORMATION
                     PROTECTED FROM PUBLIC DISCLOSURE UNDER
                                  10 CFR 2.790

                                                                   Attachment 6A
                                                    Proprietary and Confidential
                                                                     Page 1 of 3

                                  CPL GENCO LP
                    PROJECTED OPENING BALANCE SHEET ($000s)
                             AS OF JANUARY 1, 2002

ASSETS                                                            LIABILITIES

CURRENT ASSETS                                                    CURRENT LIABILITIES
   Cash and Accounts Receivable          12,059                      Accounts Payable                   77,180
   Inventories                           73,890                      Other Current Liabilities         598,673
   Other Current Assets                 552,847                                                       --------
                                       --------                         Total Current Liabilities                    675,853
      Total Current Assets                           638,796

FIXED ASSETS                                                      NON-CURRENT LIABILITIES
   Plant                              1,914,510                      DOE Spent Fuel Assessment           3,265
   Fuel                                  22,829                      Decommissioning Liability         103,372
                                      ---------                      Other Long Term Liabilities       500,643
      Total Fixed Assets                           1,937,339                                          --------
                                                                        Total Non-Current Liabilities                607,280


OTHER LONG TERM ASSETS                                            CAPITALIZATION
   Decommissioning Funds                103,372                      Debt                              813,783
   Other Long Term Assets                 8,702                      Equity                            591,293
                                      ---------                                                       --------
      Total Other Assets                             112,074            Total Capitalization                       1,405,076
                                                   ---------                                                       ---------
TOTAL ASSETS                                       2,688,209      TOTAL LIABILITIES & CAPITALIZATION               2,688,209
                                                   =========                                                       =========

                                                                   Attachment 6A
                                                    Proprietary and Confidential
                                                                     Page 2 of 3

                                  CPL GENCO LP
                       PROJECTED INCOME STATEMENT ($000s)

-----------------------------------------------------------------------------------
                                    2002       2003      2004      2005      2006
-----------------------------------------------------------------------------------
Power Sales Revenues              685,281    554,451   568,196   563,767   561,386
Other Revenues                      8,029      8,029     8,029     8,029     8,029
                               ----------------------------------------------------
Total Revenues                    693,310    562,479   576,225   571,796   569,415
                               ----------------------------------------------------
Operating Expenses
   Fuel                           283,166    209,113   200,741   201,545   204,149
   Operation & Maintenance        105,319     90,397    91,172    93,165    94,074
   Depreciation & Amortization     83,825     80,804    80,963    80,869    81,019
   Administrative & General        18,841     16,991    17,014    16,539    16,466
   Decommissioning Expense          8,029      8,029     8,029     8,029     8,029
   Taxes Other than Income         29,746     25,523    24,583    23,699    22,804
                               ----------------------------------------------------
Total Operating Expenses          528,926    430,857   422,502   423,845   426,541
                               ----------------------------------------------------
Operating Income (Loss)           164,384    131,623   153,723   147,951   142,874
Other Income (Deductions)          (2,826)    21,164       420       454       490
Interest Expense                   62,132     58,908    56,103    55,108    54,580
                               ----------------------------------------------------
Income before Income Taxes         99,426     93,879    98,039    93,297    88,784
Income Taxes                       33,257     28,243    33,217    31,402    29,725
                               ----------------------------------------------------
Net Income (Loss)                  66,169     65,636    64,822    61,896    59,059
                               ====================================================
-----------------------------------------------------------------------------------

                                                                   Attachment 6A
                                                    Proprietary and Confidential
                                                                     Page 3 of 3


                                  CPL GENCO LP
                             PROJECTED STP EXPENSES
                                  ($ MILLIONS)

-------------------------------------------------------------------------
                                    2002    2003    2004    2005    2006
-------------------------------------------------------------------------
Operating Expenses
   O&M (includes A&G)               50.2    50.6    50.6    51.9    51.9
   Fuel                             19.5    19.2    19.3    19.4    19.8
   Taxes Other Than Income           1.5     1.5     1.5     1.5     1.5

OTHER EXPENSES:                     59.0    59.2    59.3    59.3    59.4
   Depreciation                     13.3    13.7    14.0    14.4    14.7
   Property Taxes                    8.0     8.0     8.0     8.0     8.0
   Decommissioning
   Corporate Overhead &              0.3     0.3     0.4     0.4     0.4
   Shared Services
                              -------------------------------------------
TOTAL                              151.8   152.5   153.1   154.9   155.7
                              ===========================================
-------------------------------------------------------------------------

AEP-CPL's 25.2% share of total STP projected expenses.
Amounts are included in CPL Genco LP proforma income statements.